                                                            EXHIBIT 10.20

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                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                             SCC INVESTMENT I, L.P.,


                           STERLING CITY CAPITAL, LLC

                                       and

                             CANISCO RESOURCES, INC.

                           Dated as of April 16, 1999
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



                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE I     SALE AND PURCHASE OF SECURITIES...........................1
              1.1      Sale and Purchase of Purchased Securities........1
              1.2      Closing, Termination.............................2

ARTICLE II    REPRESENTATIONS AND WARRANTIES
              OF THE COMPANY............................................2
              2.1      Organization and Qualification...................3
              2.2      Capitalization...................................3
              2.3      Authority Relative to this Agreement.............4
              2.4      Issuance of Purchased Securities.................5
              2.5      Reports..........................................5
              2.6      Absence of Certain Changes.......................6
              2.7      Proxy Statement..................................7
              2.8      Consents and Approvals, No Violation.............7
              2.9      Brokerage Fees and Commissions...................8
              2.10     Litigation.......................................8
              2.11     Absence of Changes in Benefit Plans..............8
              2.12     ERISA Compliance.................................9
              2.13     Taxes............................................11
              2.14     No Excess Parachute Payments, Termination
                       Payments, Section 162(m) of the Code.............11
              2.15     Compliance with Applicable Laws..................12
              2.16     Contracts: Debt Instruments......................14
              2.17     Labor Matters....................................14
              2.18     Title to Properties..............................15
              2.19     Undisclosed Liabilities, Affiliated Transactions.15
              2.20     Patents, Trademarks, Trade Names, Etc............15
              2.21     Certain Agreements...............................16
              2.22     Indemnification Claims...........................16
              2.23     Antitakeover Statute.............................16
              2.24     No Integrated Offering...........................16

ARTICLE III   REPRESENTATIONS AND WARRANTIES
              OF THE INVESTOR...........................................17
              3.1      Authority Relative to this Agreement.............17
              3.2      Proxy Statement..................................17
              3.3      Consents and Approvals, No Violation.............17
              3.4      Investment Intent................................18
              3.5      Availability of Funds............................18

ARTICLE IV    COVENANTS.................................................18
              4.1      Interim Operations...............................18
              4.2      No Solicitation..................................19
              4.3      Access to Information............................20
              4.4      Proxy Statement and Stockholder Meeting..........21
              4.5      Filing of Certificate of Designation.............21
              4.6      NASDAQ, Listing..................................22
              4.7      Reasonable Best Efforts..........................22
              4.8      Public Announcements.............................23
              4.10     Disclosure Schedules.............................23
              4.11     Stock Options....................................24
              4.12     No Integration...................................24
              4.13     Maintenance of Control...........................24
              4.14     Registration Rights. ............................24
              4.15     Ownership of Investor............................28

ARTICLE V     CONDITIONS TO CONSUMMATION OF THE INVESTMENT
              TRANSACTION...............................................28
              5.1      Conditions to the Investor's Obligations for the
                         Initial Closing................................28
              5.2      Conditions to the Company's Obligations for the
                         Initial Closing................................29
              5.3      Procedures for Subsequent Closings...............30

ARTICLE VI    TERMINATION, AMENDMENT; INDEMNITY.........................30
              6.1      Termination......................................30
              6.2      Termination Fee and Expense Fee..................31
              6.3      Amendment........................................32
              6.4      Company's Obligation to Indemnify................32
              6.5      Investor's and Sterling's Obligation to
                         Indemnify......................................32
              6.6      Indemnity Procedures for Third Party Claims......32
              6.7      Indemnity Procedures for Claims by the Parties...33
              6.8      Effect of Insurance..............................34

ARTICLE VII   MISCELLANEOUS.............................................34
              7.1      Extension, Waiver................................34
              7.2      Entire Agreement, Assignment.....................34
              7.3      Survival.........................................35
              7.4      Validity.........................................35
              7.5      Notices..........................................35
              7.6      Governing Law....................................36
              7.7      Disputes.........................................36
              7.8      Descriptive Headings.............................38
              7.9      Parties in Interest..............................39
              7.10     Counterparts.....................................39

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

              7.11     Expenses.........................................39
              7.12     Decision Making..................................39
              7.13     Certain Definitions..............................39


                                EXHIBITS

Exhibit A     Certificate of Designation for Series A Preferred Stock
Exhibit B     Form of Warrant
Exhibit C     Opinion of Counsel to the Company
Exhibit D     Opinion of Counsel to the Investor
Exhibit F     Form of Notice for Subsequent Closings

                                  DEFINED TERMS

Agreement .................................................................1
Investor ..................................................................1
Sterling ..................................................................1
Company ...................................................................1
Common Stock...............................................................1
Preferred Stock ...........................................................1
Warrant ...................................................................1
Purchased Securities ......................................................1
Investment Transactions ...................................................2
Initial Closing ...........................................................2
Initial Closing Date ......................................................2
Subsequent Closing ........................................................2
Closings ..................................................................2
Liens .....................................................................3
Significant Subsidiary ....................................................3
SEC .......................................................................3
1998 Plan .................................................................4
Compensation Program ......................................................4
SAR Plan ..................................................................4
1990 Plan .................................................................4
Equity Plans ..............................................................4
Existing Warrants .........................................................4
Conversion Shares .........................................................4
DGCL ......................................................................5
Certificate of Designation ................................................5
SEC Documents .............................................................5
Securities Act ............................................................5
Exchange Act ..............................................................6
Governmental Entity .......................................................8
ERISA .....................................................................9
Code ......................................................................9
ERISA Affiliate ...........................................................9
Benefit Plans .............................................................9
Taxes .....................................................................11
Permits ...................................................................12
Environmental Permit ......................................................12
Environmental Laws ........................................................12
Release ...................................................................12
Hazardous Material ........................................................13
Environmental Claim .......................................................13
Environmental Liabilities .................................................13
indebtedness ..............................................................14

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
Millennial Dates ............. ............................................17
takeover proposal .........................................................19
Notice of Superior Proposal ...............................................20
Superior Proposal .........................................................20
Confidentiality Agreement .................................................21
Proxy Statement ...........................................................21
Stockholder Meeting .......................................................21
Designated Assignees ......................................................24
Registration Rights Expiration Date .......................................25
Initial Effective Date ....................................................26
Termination Fee ...........................................................31
Investor Indemnified Party ................................................32
Losses ....................................................................32
Company Indemnified Party .................................................32
Indemnified Party .........................................................32
Asserted Liability ........................................................32
Claims Notice .............................................................32
Indemnifying Party ........................................................32
Litigation Conditions .....................................................33
Claim Response ............................................................34
Response Period ...........................................................34
Dispute ...................................................................36
Senior Party Representatives ..............................................36
Dispute Notice ............................................................36
Response ..................................................................36
AAA .......................................................................37
Initiating Party ..........................................................37
Recipient Party ...........................................................37
Mediation Notice ..........................................................37
Counter-Notice ............................................................37
Expense Fee ...............................................................39
affiliate .................................................................39
control ...................................................................39
Material Adverse Effect ...................................................40
person ....................................................................40
subsidiary ................................................................40

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT, dated as of April 16, 1999 (the "Agreement"), by and among SCC Investment I, L.P., a Texas limited partnership (the "Investor"), Sterling City Capital, LLC, a Texas limited liability company ("Sterling") and Canisco Resources, Inc., a Delaware corporation (the "Company").

                                   Background

     A. The Company currently has issued and outstanding 2,526,565 shares of Common Stock, par value $.0025 per share ("Common Stock"). Shares of the Company's Common Stock are currently authorized for quotation on the NASDAQ SmallCap Market of the NASDAQ Stock Market.

     B. The Investor is a Texas limited partnership formed specifically for the purpose of purchasing (i) not less than 80,000 shares and up to a total of 100,000 shares of 7 1/2% Series A Redeemable Convertible Preferred Stock, liquidation preference $100 per share (the "Preferred Stock") and (ii) one Series A Investment Incentive Warrant (the "Warrant") to purchase such number of shares of the Company's Common Stock, as represent 11% of the Fully Diluted Common Stock (as defined in the Warrant) at the Effective Date (as defined in the Warrant), all subject to adjustment and such conditions as more fully described therein. The Preferred Stock and Warrant to be purchased hereunder are hereinafter collectively referred to as the "Purchased Securities".

     C. SCC Investment II, LLC, a Texas limited liability company, is the general partner of Investor. Sterling owns all of the equity in SCC Investment II, LLC and Sterling will, directly or indirectly, hold the single largest equity interest in the Investor.

                                      Terms

     THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                         SALE AND PURCHASE OF SECURITIES

         1.1   Sale and Purchase of Purchased Securities.

               (a) Subject to the terms and conditions set forth herein, at the Initial Closing (as defined in Section 1.2(a)), the Company will issue and sell to the Investor, and the Investor will purchase, 80,000 shares of Preferred Stock and the Warrant for an aggregate purchase price of $8,000,000.

               (b) Subject to the terms and conditions set forth herein, at such time or times as the Company shall elect pursuant to Section 5.3 within the twelve month period subsequent to the Initial Closing, the Company will issue and sell to the Investor, and Investor will purchase, such number of shares of Preferred Stock, not in excess of 20,000 shares, as the Company shall specify in the notice(s) delivered to the Investor pursuant to Section 5.3 that is not less than the lessor of 5,000 shares or the remaining number of shares the Investor is obligated to purchase under this Agreement. The per share purchase price for the Preferred Stock to be paid by the Investor pursuant to this Section 1.1(b) is $100.00.

               (c) At each Closing (as hereinafter defined) the Investor shall pay the aggregate purchase price for the Purchased Securities purchased by it hereunder at such Closing by wire transfer of immediately available funds to an account (to be designated by the Company at least two business days prior to such Closing). The purchase and sale of Purchased Securities pursuant to Sections 1.1 (a) and (b) hereof shall sometimes hereinafter be referred to as the "Investment Transactions".

         1.2   Closing, Termination.

               (a) The closing of the purchase and sale of the Purchased Securities referred to in Section 1.1(a) above (the "Initial Closing") will take place on the third business day after the conditions to the Initial Closing set forth in Sections 5.1 and 5.2 hereof shall have been satisfied or waived in writing, or on such other date as may be agreed by the parties hereto (the "Initial Closing Date").

               (b) Each of the closings of the purchase and sale of the Purchased Securities referred to in Section 1.l(b) above (each a "Subsequent Closing" and, collectively together with the Initial Closing, the "Closings") will take place on the date specified in the notice delivered pursuant to
Section 5.3, or on such other date as may be agreed by the parties hereto.

               (c) At each Closing, the Company will deliver to the Investor certificates evidencing the number of Purchased Securities to be purchased by the Investor pursuant to Sections 1.1 (a) or (b), as applicable, against payment of the purchase price therefor in cash, by wire transfer of immediately available funds, with confirmed receipt.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company hereby represents and warrants to the Investor as follows:

         2.1   Organization and Qualification.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing as a foreign corporation, in each jurisdiction where the location or nature of its properties or of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect (as defined in Section 7.11).

               (b) The only subsidiaries of the Company are those set forth on
Schedule 2.1(b) of this Agreement. Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each such subsidiary is duly qualified as a foreign corporation to do business, and is in good standing as a foreign corporation, in each jurisdiction where the location or nature of its properties or of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 2.l(b), all of the outstanding shares of capital stock of each such subsidiary have been validly issued, are fully paid and non-assessable and are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries or as otherwise set forth in Schedule 2.1 (b), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, limited liability company, partnership, joint venture or other entity.

               (c) The Company has delivered to the Investor complete and correct copies of its Certificate of Incorporation, as amended, and Bylaws and will promptly (but in any event within 10 days) after the date hereof deliver to the Investor the comparable charters and bylaws or other organizational documents of each of its Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC").

         2.2   Capitalization.

               (a) The authorized capital stock of the Company consists of
(i) 20,000,000 shares of Common Stock, of which 2,526,565 shares are issued and outstanding, and 262,051 shares are held in the treasury of the Company; and
(ii) 5,000,000 shares of preferred stock, par value $1.00 per share of which, except as contemplated by this Agreement, none have been designated, issued or are outstanding. The relative rights, preferences, restrictions and other matters relative to the Company's capital stock are reflected in the Company's Certificate of Incorporation. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights. Except (i) as contemplated by this Agreement, (ii) for 750,000 shares of Common Stock reserved in the aggregate for issuance pursuant to the Company's 1998 Stock Option/Incentive Plan (the "1998 Plan") (which number in accordance with the terms of the 1998 Plan increases by 2% annually), the Company's Senior Executive Compensation Program (the "Compensation Program") the Company's Stock Option and Director Stock Option Programs (the "Option Programs"), the Company's Stock Appreciation Plan (the "SAR Plan") and the Nuclear Support Services, Inc. 1990 Stock Option Plan (the "1990 Plan" and, together with the 1998 Plan, the Compensation Program, the Option Programs and the SAR Plan, the "Equity Plans"), and (iii) for 110,000 shares of Common Stock reserved for issuance pursuant to warrants to purchase Common Stock (the "Existing Warrants"), there are no outstanding subscriptions, warrants, options, calls or other rights to purchase or acquire any capital stock of the Company. Schedule 2.2(a) sets forth the exercise prices and number of shares of Common Stock issuable in respect of outstanding stock options and warrants under the Equity Plans and Existing Warrants. There are no preemptive rights with respect to the issuance or sale of any capital stock of the Company.

               (b) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company or any of its subsidiaries. Except as set forth on
Schedule 2.2, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Purchased Securities or any common stock issuable upon conversion of the Preferred Stock or exercise of the Warrant (the "Conversion Shares"). The Company and its subsidiaries do not have outstanding any loans to any person (as defined in Section 7.11) in respect of the purchase of securities issued by the Company and its subsidiaries.

         2.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and any other agreement required to be entered into hereunder and to consummate the transactions contemplated hereby and thereby (subject to approval of this Agreement and the transactions contemplated hereby by the requisite holders of outstanding shares of Common Stock in accordance with the Delaware General Corporation Law (the "DGCL") and applicable NASDAQ rules). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Purchased Securities and the issuance and reservation for issuance of the Conversion Shares) have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement and the transactions contemplated hereby by the requisite holders of outstanding shares of Common Stock). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Investor, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy and other laws affecting creditors rights generally and to general principles of equity. Upon the execution and filing with the Secretary of State of Delaware (and acceptance for filing) of the Certificate of Designation for the Preferred Stock in the form of Exhibit A hereto (the "Certificate of Designation"), and upon issuance of the Warrant such instruments will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with there terms, subject to applicable bankruptcy and other laws affecting creditors rights generally and to general principles of equity.

         2.4 Issuance of Purchased Securities. The Purchased Securities and the Preferred Stock and Warrant of which they comprise, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof and upon completion of the transactions contemplated hereby and issuance of the Purchased Securities in accordance with the terms hereof, the Conversion Shares will be duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock and upon exercise of the Warrant in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights or stockholders of the Company and will not impose personal liability upon the holder thereof.

         2.5   Reports.

               (a) Since July 1, 1996, except as set forth on Schedule 2.5, the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), all of which have complied as of their respective filing dates and in the case of documents filed under the Securities Act as of their effective dates in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. None of the SEC Documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date hereof, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (b) The interim financial statements for the Company for the period ended December 31, 1998 previously provided to the Investor comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect to interim financial statements, have been prepared in accordance with generally accepted accounting principles (except as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended. Since the date of such financial statements, there has been no material change in the Company's liabilities other than in the ordinary course of the Company's business.

         2.6 Absence of Certain Changes. Except as disclosed in the SEC Documents or as contemplated by this Agreement or as set forth in Schedule 2.6, since March 31, 1998, no event has occurred, and no circumstances exist, that could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents or as set forth in Schedule 2.6, since March 31, 1998, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any shares of Common Stock or other equity securities of the Company; (b) any entry into any agreement, commitment or transaction by the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business, consistent with prior practice; (c) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (d)(i) any granting by the Company or any of its subsidiaries to any officer or key employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, (ii) any granting by the Company or any of its subsidiaries to any such officer or key employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, or (iii) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer or key employee; (e) any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; or (f) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.7 Proxy Statement. The Proxy Statement (as defined in Section 4.4) will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by the Investor in writing specifically for inclusion in the Proxy Statement. None of the information supplied by the Company for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed or at the time of the Stockholder Meeting (as defined in Section 4.4) relating thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.8 Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including the issuance of the Conversion Shares) will conflict with, or result in any violation of the Certificate of Incorporation, as amended, or Bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries. Except as set forth in
Schedule 2.8, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including the issuance of the Conversion Shares) will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets or the Company or any of its subsidiaries under, (a) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (b) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (a) or (b), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement (including the issuance of the Conversion Shares), except for (i) the filing with the SEC (and NASDAQ) of the Proxy Statement, and such other reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Certificate of Designation with the Secretary of State of Delaware pursuant to the DGCL and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

         2.9 Brokerage Fees and Commissions. No person is entitled to receive from the Company or its subsidiaries any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby.

         2.10 Litigation. Except as disclosed in the SEC Documents or as set forth in Schedule 2.10, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any of their respective properties or, to the knowledge of the Company, against any employee, officer or director, which in any case could reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         2.11  Absence of Changes in Benefit Plans. Except as set forth in
Schedule 2.12(a), as disclosed in the SEC Documents or as required by applicable law, since January 1, 1997, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is liable which, under the applicable rules and regulations of the SEC, is or was required to be disclosed in any SEC Document. Except as disclosed in the SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between either of the Company or any of its subsidiaries and any current or former officer or director of either of the Company or any of its subsidiaries or for which either of the Company or any of its subsidiaries is liable which, under the applicable rules and regulations of the SEC, is or was required to be disclosed in any SEC Document.

         2.12  ERISA Compliance.

               (a) Schedule 2.12(a) sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including, but not limited to, those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has any liability (collectively, with the exception of union sponsored benefit plans and "multiemployer plans" (as defined in Section 3 (37) of ERISA) the "Benefit Plans"). The Company has made available to the Investor true, complete and correct copies of each Benefit Plan and related trust agreement and annuity contract and (to the extent applicable) a copy of each Benefit Plan's current summary plan description. In addition, to the extent applicable, the Company will provide to the Investor where reasonably requested by the Investor a copy of the most recent IRS determination letter issued to each Benefit Plan and a copy of the most recently filed IRS Form 5500 together with all schedules, actuarial reports and accountants' statements for each Benefit Plan.

               (b) Except as set forth in Schedule 2.12(b), each Benefit Plan has been administered in all material respects with its terms. The Company, each ERISA Affiliate and all the Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws.

               (c) Except as set forth in Schedule 2.12(c), all Benefit Plans intended to be qualified under Section 401 (a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under
Section 401 (a) and 501 (a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Benefit Plan been amended or any other event occurred since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               (d) Except as set forth in Schedule 2.12(d), (i) no Benefit Plan, had, as of it most recent valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which will be furnished to the Investor to the extent reasonably requested by the Investor, and, to the knowledge of the Company, neither the Company nor any of its subsidiaries is aware of any facts or circumstances that would materially change the funded status of any such Benefit Plans; (ii) no benefit plan has suffered any "accumulated funding deficiency" within the meaning of
Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iii) no termination or partial termination of any existing Benefit Plan intended to be qualified under Section 401(a) of the Code has occurred, nor has any notice of intent to terminate any existing Benefit Plan been issued by the Company or any ERISA affiliate; (iv) the Pension Benefit Guaranty Corporation ("PBGC") has not instituted, and is not expected to institute, any proceedings to terminate any Benefit Plan. There has been no "reportable event," as defined in Section 4043 of ERISA, with respect to any Benefit Plan, for which notice has not been waived

               (e) Except as set forth in Schedule 2.12(e), none of the Company, any ERISA Affiliate, any officer of the Company or any of its subsidiaries or any of the Benefit Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any ERISA Affiliate or any officer of the Company or any of its subsidiaries or the Investor to tax or penalty under ERISA, the Code or other applicable law. Neither any of such Benefit Plans nor any of such trusts has been terminated during the last five years.

               (f) Except as set forth in Schedule 2.12(f), with respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) and Sections 9801 et seq. of the Code, (iii) no such Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code, and (iv) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the consummation of the Investment Transactions.

               (g) Except as set forth in Schedule 2.12(g), there are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no threatened or pending claims (except for claims, for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the best of the Company's or any affiliate's knowledge are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

               (h) Except as set forth on Schedule 2.12(h), to the knowledge of the Company neither the Company nor any ERISA Affiliate has, at any time since January 1, 1991 incurred any material withdrawal liability within the meaning of ERISA Section 4201 to any multiemployer plan as defined in ERISA Section 3(37).

         2.13  Taxes. Since January 1, 1993, except as set forth in Schedule
2.13:

               (a) The Company and each of its subsidiaries have filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company and each of its subsidiaries have paid (or the Company has paid on their behalf) all taxes due for the periods for which such returns were filed and all material taxes for which no return was required to be filed, and the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

               (b) No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through 1993.

               (c) As used in this Agreement, "Taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

               (d) The Company is not a "real property holding corporation" as defined in the Code.

         2.14  No Excess Parachute Payments, Termination Payments,
Section 162(m) of the Code. Except as set forth in Schedule 2.14 of this Agreement, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of either of the Company or any of their affiliates who is a "disqualified individual" (as is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as is defined in Section 280G(b)(i) of the Code). Except as set forth in Schedule 2.14, there are no payments that the Company or any of its subsidiaries is or would be required to make to any of the Company's current or former employees or to any third party which payment is contingent upon a change of control of the Company or any of its subsidiaries or payable as a result of the transactions contemplated by this Agreement. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any commitment, program, arrangement or understanding.

         2.15  Compliance with Applicable Laws.

               (a) Except as disclosed on Schedule 2.15(a), the Company and its subsidiaries have in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for them to own, lease or operate their properties and assets and to carry on their business as now conducted, and since July 1, 1996 there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents or on Schedule 2.15(a) , each of the Company and its subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 2.15(a), the Company and its subsidiaries have obtained and maintained all Environmental Permits required with respect to their respective properties, assets, businesses and operations, except where the failure to obtain or maintain an Environmental Permit could not reasonably be expected to have a Material Adverse Effect. The term "Environmental Permit" means any permit, license, approval or other authorization under any Environmental Law (as defined below).

               (b) Since July 1, 1996, except as disclosed on Schedule 2.15(b), each of the Company and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company and their respective properties, assets, businesses and operations, was, in compliance with all applicable Environmental Laws and Environmental Permits, except for possible noncompliance which would not have a Material Adverse Effect. The term "Environmental Laws" means any Federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to:
(i) pollution or protection of health or the environment, the Release or threatened Release of Hazardous Material (as hereinafter defined) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

               (c) Since July 1, 1996, except as disclosed on Schedule 2.15(b), during the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously-owned properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, except in each case for those which are not reasonably likely to have a Material Adverse Effect. During such period, prior to the ownership by the Company and its subsidiaries of any of their respective current or previously-owned properties there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which could not reasonably be expected to have a Material Adverse Effect. The term "Release" means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or depositing, and the term "Hazardous Material" means (i) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by Environmental Laws, including the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq. Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq., (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) radioactive materials including, without limitation, source byproduct or special nuclear materials and (v) pesticides.

               (d) Except as disclosed on Schedule 2.15(d), (i) the Company and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any material Environmental Claims (direct or contingent, and whether known or unknown) or material Environmental Liabilities arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any subsidiary or their respective predecessors, and (ii) neither the Company nor any of its subsidiaries has received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors, which could reasonably be expected to have a Material Adverse Effect. The Company has disclosed on Schedule 2.15(d) all material environmental assessment reports prepared by or for the Company's consultants since July 1, 1996 regarding the environmental condition of the Company's properties or relating to its activities. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies and employees) action, lawsuit, claim, proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Material; or (v) the manufacture, processing, distribution in commerce, use, or storage of chemical or other Hazardous Material. An "Environmental Claim" includes, but is not limited, to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any of its subsidiaries, or to adopt or amend a regulation to the extent that such a proceeding expressly attempts to redress violations of such an Environmental Permit as alleged by a Federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or other-wise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

         2.16  Contracts: Debt Instruments.

               (a) Except as actually filed as part of the SEC Documents or as set forth on Schedule 2.16, there is no contract or agreement binding on the Company or any of its subsidiaries or any of their assets or properties that is or was required to be filed with any SEC Document. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to result in a Material Adverse Effect.

               (b) Set forth on Schedule 2.16(b) of the Agreement is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $25,000 is outstanding or may be incurred and (ii) the respective principal amounts currently outstanding thereunder. For purposes of this Section 2.16, "indebtedness" shall mean, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid,
(iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (vi) all capitalized lease obligations of such person,
(vii) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (x) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

         2.17 Labor Matters. Except to the extent set forth in Schedule 2.17 to this Agreement, (a) no employee of the Company or any of its subsidiaries is represented by any union or other labor organization; (b) the Company and all of its subsidiaries are in material compliance with applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (c) there is no unfair labor practice complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board; (d) there is no labor strike, or material dispute, slowdown, representation campaign or work stoppage pending or threatened against or affecting the Company or any of its subsidiaries; (e) no material grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or its subsidiaries; and (f) neither the Company or any of its subsidiaries has experienced any material work stoppage since January 1, 1997.

         2.18  Title to Properties.


               (a) Schedule 2.18(a), sets forth a description of all material real property owned or leased by the Company and its subsidiaries.

               (b) Except as set forth in Schedule 2.18(b), the Company and its subsidiaries have good, valid and marketable title to, or valid leasehold interests in, all their material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such material properties and assets, other than properties and assets in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its subsidiaries to conduct business as currently conducted.

               (c) The Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company and each of its subsidiaries enjoy peaceful and undisturbed possession under all such material leases.

         2.19 Undisclosed Liabilities, Affiliated Transactions. Except as and to the extent (i) disclosed in the SEC Documents, (ii) set forth in Schedule
2.19 and (iii) of liabilities incurred in the ordinary course of business and otherwise not prohibited by this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether absolute, contingent or otherwise) that could reasonably be expected to have a Material Adverse Effect.

         2.20 Patents, Trademarks, Trade Names, Etc. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes except where the lack of ownership, license or right to use could not reasonably be expected to have a Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes owned or used by the Company or challenging or questioning the validity or effectiveness of any license or agreement relating thereto to which the Company is a party and which could reasonably be expected to have a Material Adverse Effect.

         2.21 Certain Agreements. Neither the Company nor any of its subsidiaries is a party to, or bound by, any contract or agreement that materially limits the ability of the Company directly or through any of its subsidiaries to compete in any line of business or with any person in any geographic area during any period of time.

         2.22 Indemnification Claims. Other than as set forth on Schedule 2.10, the Company is not aware of any indemnification, breach of contract or similar claims by or against the Company or any of its subsidiaries which are pending or threatened (or which could be reasonably expected to be made in the future), in each case in excess of $50,000 in amount, with respect to any acquisition of any business by the Company after January 1, 1996.

         2.23 Antitakeover Statute. The Board of Directors of the Company has taken all action necessary to approve the acquisition of Purchased Securities (and Common Stock comprising the Conversion Shares) by the Investor pursuant to this Agreement (which shares represent 15% or more of the voting stock of the Company) in accordance with and pursuant to Section 203(a)(1) of the DGCL.

         2.24 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Purchased Securities (or Conversion Shares) to the Investor. The issuance of the Purchased Securities (or Conversion Shares) to the Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities. Assuming the information provided in writing pursuant to this Agreement by the Investor and Sterling is correct and the Investor and Sterling have complied in full with the terms of this Agreement (including the representations, warranties and covenants contained herein) and the provisions of the Certificate of Designation and the Warrant applicable to the holders thereof, the Company has complied with and will have complied with all applicable state "blue sky" or securities laws in connection with the issuance and sale of the Purchased Securities.

         2.25 Employment Agreements. Schedule 2.25 hereto sets forth all the employment, consulting, or change in control agreements to which the Company or any subsidiary is a party or under which the Company or any subsidiary has continuing obligations which individually, in the current financial year, will require the Company to make payments in excess of $75,000.

         2.26 Year 2000 Compliance. The operating system, applications and other computer software owned by or licensed to the Company or its subsidiaries used in the payroll, administrative, accounts receivable, accounts payable or generation of the financial statements of the Company are Year 2000 Compliant, or to the extent such software and hardware is not Year 2000 Compliant, the Company has in place and is implementing plans to ensure that such software and hardware will be Year 2000 Complaint before September 30, 1999. As used in this Agreement, Year 2000 Compliant means that software, hardware and equipment will create, store and generate output data relating to or including Millennial Dates and leap year dates without material errors or omissions, and the occurrence in or use by such software, hardware and equipment of Millennial Dates and leap year dates (in any form, including two or four digits) will not materially and adversely affect the performance of such software, hardware and equipment with respect to date dependent data, compilations, output or other functions (including, without limitation, calculating, computing, sequencing and storing instructions). The term "Millennial Dates" means dates on or after January 1, 2000.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

     Each of the Investor and Sterling jointly and severally represents and warrants to the Company as follows:

         3.1 Authority Relative to this Agreement. The Investor has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without the consent of any other person (except for such consents as have heretofore been obtained and the consents referred to in Section 5.1 (1)). This Agreement has been duly and validly executed and delivered by the Investor and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy and other laws affecting creditors rights generally and to general principles of equity.

         3.2 Proxy Statement. None of the information supplied in writing by the Investor and its affiliates specifically for inclusion in the Proxy Statement, if required, shall, at the time the Proxy Statement is mailed, or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Initial Closing Date, any event relating to the Investor or any of its affiliates, officers or directors is discovered by the Investor that should be set forth in a supplement to the Proxy Statement, the Investor will promptly inform the Company.

        3.3 Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement by the Investor nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets or the Investor under, (a) the organizational documents of the Investor,
(b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Investor or its properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or its properties or assets, other than, in the case of Clauses (b) or
(c), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated by this Agreement, except for the filings referred to in Section
2.7 and any filing required under Section 13(d) of the Exchange Act.

         3.4 Investment Intent. The Purchased Securities being purchased by the Investor are being purchased by the Investor for its own account, and not with a present view to any distribution thereof that would violate the Securities Act, or the applicable state securities laws of any state. The Investor will not distribute the Purchased Securities in violation of the Securities Act or the applicable securities laws of any state. The Investor will either (i) provide to counsel to the Company such information as may be reasonably required for counsel to the company to confirm the foregoing representations, subject to a confidentiality agreement pursuant to which only such counsel, and not the Company or its officers, directors or employees, shall have access to the materials provided, or (ii) provide to the Company an opinion of counsel to the Investor with respect to the matters contemplated by this paragraph which may be based on factual certificates provided by the Investor or its representatives and which may be a "reasoned opinion".

         3.5 Availability of Funds. Investor has sufficient funds on hand (or contracts to obtain sufficient funds not subject to any condition other than completion of the Investment Transactions) to consummate the Investment Transactions.

                                   ARTICLE IV
                                    COVENANTS

         4.1 Interim Operations. Except as contemplated by this Agreement or as disclosed in writing to the Investor in Schedule 4.1, during the period from the date of this Agreement to the earlier to occur of (i) the Initial Closing Date or (ii) the termination of this Agreement pursuant to Section 6.1, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Company nor any of its subsidiaries shall, without the prior written consent of the

Investor, (a) enter into, or amend, any employment, severance or termination agreement with any director, officer or employee of the Company or any of its subsidiaries; (b) grant to any director or officer of the Company or its subsidiaries any increase in compensation or grant any stock options or other similar rights; (c) declare, set aside or pay any dividend or other distribution (whether in cash or stock) with respect to any capital stock of the Company or repurchase, redeem, or otherwise acquire for value any outstanding shares of Common Stock or other equity security of the Company; or (d) incur any indebtedness or enter into or extend any agreements or contracts other than in the ordinary course of business (draw downs by the Company and other extensions of credit to the Company under its existing credit lines and credit agreements shall not be deemed to be an incurrence of additional debt or an extension of an agreement).

         4.2   No Solicitation.

               (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any takeover proposal or (ii) participate in any discussions or negotiations regarding, any takeover proposal; provided however, that prior to the Stockholder Meeting, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors based on the written advice of outside counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may upon receipt by the Company of an unsolicited takeover proposal, following delivery to the Investor of the notice required pursuant to Section 4.2(d), participate in negotiations regarding such takeover proposal and furnish information with respect to the Company pursuant to a customary confidentiality agreement (containing "standstill" provisions no less onerous than in the Confidentiality Agreement (as defined in Section 4.3)). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a merger or other business combination involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner (including through a joint venture with the Company), directly or indirectly, an equity interest in not less than 20% of the outstanding voting securities of, or assets representing not less than 20% of the annual revenues or net earnings of the Company or any of its Significant Subsidiaries.

               (b) Neither the Board of Directors of the Company nor any committee, thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Investor, the approval or recommendation by such Board of Directors nor any such committee of the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives an unsolicited takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors and based on the written advice of outside counsel), it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement, approve or recommend any such Superior Proposal, or terminate this Agreement in order to enter into an agreement with respect to such a Superior Proposal, in each case at any time after the fifth business day following the Investor's receipt of written notice (a "Notice of Superior Proposal") advising the Investor that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. The Company may take any of the foregoing actions pursuant to the preceding sentence only if the Company is not otherwise in material breach of this Agreement, and the Company has paid to the Investor the Termination Fee (as defined in Section 6.2) and the Expense Fee (as defined in Section 7.11). For purposes of this Agreement, a "Superior Proposal" means any bona fide takeover proposal on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (and based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the transactions contemplated hereby.

               (c) Nothing contained in this Section shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, provided, however, that neither the Company nor its Board of Directors shall, except as permitted by paragraph (b) of this section, propose to approve or recommend a takeover proposal.

               (d) In addition to the obligations of the Company set forth in paragraph (b) above, the Company shall promptly (but in any event within one day) advise the Investor orally and in writing of any request for information or any takeover proposal, or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making any such takeover proposal or inquiry. The Company will keep the Investor fully informed of the status and details of any such requests, takeover proposal or inquiry.

         4.3   Access to Information.

               (a) Between the date of this Agreement and the Initial Closing Date, the Company will upon reasonable notice (i) give the Investor and its authorized representatives access during regular business hours to all of the Company's and its subsidiaries' equipment, plant, offices, warehouses and other facilities and to all books, records, data and reports relating to the business of the Company and its subsidiaries, (ii) permit the Investor to make such inspections as it may require (and the Company shall cooperate with the Investor in any inspections, samplings or analyses as it may require), and (iii) cause its officers and those of its subsidiaries to furnish the

Investor with such financial and operating data and other information with respect to the business and properties of the Company and their respective subsidiaries as the Investor may from time to time request.

               (b) Information obtained by the Investor pursuant to this
Section 4.3 shall be subject to the provisions of the confidentiality ageement between the Company and Sterling, dated January 21, 1999 (the "Confidentiality Agreement"), which remains in full force and effect.

         4.4   Proxy Statement and Stockholder Meeting.

               (a) As promptly as practicable after the execution and delivery of this Agreement, the Company and the Investor will prepare and file with the SEC preliminary proxy materials relating to the adoption of this Agreement, the approval of the Investment Transactions and of the other transactions contemplated hereby by the stockholders of the Company. As promptly as practicable after comments are received from the SEC on the preliminary proxy material, the Company and the Investor will file with the SEC the Proxy Statement. As used herein, "Proxy Statement" means the letter to stockholders, notice of meeting, proxy statement and form of proxy (and any schedule required to be filed with the SEC in connection therewith) to be distributed to stockholders of the Company in connection with the Stockholder Meeting. The Company will make all necessary filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Exchange Act and the rules and regulations thereunder, and applicable state securities laws, and will use all reasonable efforts to obtain any required approvals or clearances with respect thereto. Subject to Section 4.2, the Proxy Statement will include the recommendation of the Board of Directors of the Company in favor of the approval of the Investment Transactions and the other transactions contemplated by this Agreement.

               (b) Promptly after the execution and delivery of this Agreement, the Company will take all action necessary in accordance with the DGCL and the Company's Certificate of Incorporation, as amended, and Bylaws to convene a special meeting of stockholders of the Company (the "Stockholder Meeting") to adopt this Agreement and approve the Investment Transactions and the other transactions contemplated hereby. The Company will not postpone or adjourn (other than by reason of an absence of quorum) the Stockholder Meeting without the consent of the Investor. The Company will use all reasonable efforts to solicit from stockholders of the Company proxies in favor of this Agreement, the Investment Transactions and the other transactions contemplated hereby and to secure the vote or consent of stockholders required by the DGCL and the Company's Certificate of Incorporation, as amended, and Bylaws to approve such transactions.

         4.5 Filing of Certificate of Designation. In the event the stockholders of the Company approve this Agreement, the Investment Transactions and the other transactions contemplated hereby at the Stockholder Meeting, or any adjournment thereof, in accordance with the DGCL, the Board of Directors will as soon as practicable thereafter adopt the resolutions in the form of Exhibit A hereto approving the Certificate of Designation for the Preferred Stock, and the

Company will as soon as practicable thereafter file such Certificate of Designation with the Secretary of State of Delaware.

         4.6 NASDAQ, Listing. The Company will use its best efforts to insure, that if the shares of Common Stock are then listed or authorized to be quoted on The NASDAQ Stock Market, Inc. or on any national securities exchange, the Conversion Shares issuable with respect to the Purchased Securities are listed or authorized to be quoted on The NASDAQ Stock Market, Inc. or such exchange upon issuance.

         4.7   Reasonable Best Efforts.

               (a) Subject to the terms and conditions herein provided for the Company, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Investment Transactions and the other transactions contemplated by this Agreement. In case at any time after Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall include, without limitation, (i) the obtaining of all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and (ii) opposing vigorously any litigation or administrative proceeding relating to this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, neither the Investor nor any of its affiliates shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with any Governmental Entity, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws, or any other party to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, the Investor or any of the Investor's affiliates. Further, in the event the requisite approval of stockholders is not obtained at the Stockholder Meeting, no party hereto will be under any further obligation to cause the Closings to occur.

               (b) The Company and its subsidiaries shall give and make all required notices and reports to the appropriate persons with respect to the Permits and Environmental Permits that may be necessary for the consummation of the Investment Transactions.

               (c) The Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

               (d) To the extent required by applicable law, the Company and the Investor and its controlling shareholders shall use commercially reasonable efforts to do each of the following:

                   (i) as soon as practicable after the date of this Agreement, file with the appropriate governmental authority any notification form required to be filed by such party under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to this Agreement and the transactions contemplated hereby, together with a request for early termination of the applicable waiting period; and

                   (ii) after consultation with the other parties, make any additional filing required to be made under the HSR Act and promptly furnish to the appropriate governmental authority such additional information as may be requested under the HSR Act;

         4.8 Public Announcements. The Investor and the Company shall to the fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         4.9 Stockholder Litigation. The Company shall give the Investor the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement until the purchase of Purchased Securities at the Initial Closing, and thereafter, shall give the Investor the opportunity to direct the defense of such litigation and, if the Investor so chooses to direct such litigation, the Investor shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no settlement of any such litigation shall be agreed to without the Investor's and the Company's consent, which consent shall not be unreasonably withheld, and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

         4.10 Disclosure Schedules. The Company shall have the right, at any time prior to the Initial Closing Date, to amend or update the disclosures schedules to this Agreement; provided however, that the Investor shall have a right to terminate this Agreement in the event any amendment or update reflects a Material Adverse Effect. The liability of the Company for any breach of a representation or warranty in this Agreement shall be determined with reference to the disclosure schedules as most recently amended up to the Initial Closing Date. The Company shall have no liability for a breach of any representation and warranty if the Investor had knowledge of such breach at the time such representation and warranty was made or deemed to be made. For the purposes of this Section 4.10 the Investor shall be deemed to have knowledge of a breach or an event or condition constituting a breach if any member of its or Sterling's board of managers, any of its or Sterling's senior executive officers or any of its shareholders has actual knowledge of such breach, event or condition or recklessly disregards facts which would lead to actual knowledge upon reasonable investigation.

         4.11 Stock Options. The Company will not take any action to accelerate the exercisability or vesting of any outstanding options to purchase Common Stock or modify any other terms of such options as a result of the transactions contemplated hereby.

         4.12 No Integration. The Company shall not make any offers or sales of any security (other than the securities to be issued pursuant to the Investment Transactions), prior to the completion of all Closings hereunder, under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act or cause the offering of securities being offered or sold hereunder to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

         4.13 Maintenance of Control. Until such time as all outstanding shares of Preferred Stock have been converted or redeemed and the Warrant shall have expired or been exercised, (i) the Investor shall own all of the Purchased Securities, (ii) the general partner of the Investor shall have sole decision making authority with respect to the Purchased Securities, and (iii) any general partner of the Investor shall at all times be an entity directly or indirectly owned wholly by Sterling. The foregoing shall not restrict the Investor's right and power to distribute shares of Common Stock to its partners.

         4.14  Registration Rights.

               (a) "Piggyback" Registration Rights.

                   (i) If the Company proposes to register any of its Common Stock on Forms S-1, S-2 or S-3, or any successor forms, under the Securities Act, the Company shall give prompt written notice to the Investor of its intention to do so and inform the Investor that it has the right to have the Conversion Shares issued or issuable with respect to the Preferred Stock and the Warrant included in such registration pursuant to the terms of this Subsection 4.14(a) held by it and/or held by up to thirty assignees of such Conversion Shares designated by the Investor (the "Designated Assignees"). Upon the written request of the Investor made within 20 days after the receipt of any such notice, which written request shall specify the number of Conversion Shares the Investor and such Designated Assignees desire to be registered and the names and addresses of the Designated Assignees, the Company shall use reasonable commercial efforts to cause all such Conversion Shares to be registered under the Act to permit the sale of such shares of Conversion Shares in accordance with the plan of distribution of the majority of the Common Stock to be registered by such registration statement. Notwithstanding anything contained herein to the contrary, the Company shall have the right to discontinue any registration of such Conversion Shares of the Investor and such Designated Assignees at any time prior to the effective date of such registration if the proposed registration of Common Stock giving rise to the Company's notice under this Subsection 4.14(a) is discontinued.

                   (ii) If the Investor shall request inclusion of any Conversion Shares held by it or the Designated Assignees in the registration of other Common Stock of the Company and such proposed registration by the Company is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Company in writing that inclusion in such registration of all proposed securities (including Common Stock being offered by or on behalf of the Company and securities covered by requests for registration) would adversely affect the marketability of the offering of the Common Stock proposed to be registered by the Company, then the Investor and the Designated Assignees shall be entitled to participate pro rata (based on the number of shares of Common Stock owned by or Conversion Shares issuable to the respective holders) with the other shareholders having similar piggyback incidental registration rights with respect to such registration to the extent the managing underwriter determines that such shares may be included without such adverse effect.

                   (iii) The registration rights with respect to each Conversion Share shall expire when such Conversion Share may be transferred by either the Investor or its then holder (including any Designated Assignee) pursuant to the safe harbor provisions of Rule 144 under the Securities Act without having to comply with any volume limitations under such rule (each a "Registration Rights Expiration Date").

               (b) Demand Registration Rights.

                   (i) At any time prior to the last Registration Rights Expiration Date, the Company shall, upon receipt of a written request from the Investor, promptly prepare and file under the Act a registration statement in respect of the then registrable Conversion Shares held by the Investor and its Designated Assignees and/or issuable with respect to the Preferred Stock and the Warrant and shall use commercial reasonable efforts to cause such registration statement to become effective promptly. The Investor shall have the right to only one demand registration pursuant to this Subsection 4.14(b). In the event that less than all of the Conversion Shares issued and issuable upon conversion of Preferred Stock and/or exercise of the Warrant have been registered pursuant to a request under this Subsection 4.14(b), the Company shall have no further obligation to register the remaining balance of the Conversion Shares not so registered, except pursuant to Subsection 4.14(a).

                   (ii) If at the time the Company is required to effect the registration under the Securities Act of any Conversion Shares pursuant to this Subsection 4.14(b), the Company is qualified to use Form S-3, or any successor form, to conduct a "shelf registration" pursuant to the provisions Rule 415 under the Securities Act, the Company shall register such shares pursuant to the shelf registration provisions and shall keep the registration statement covering such Conversion Shares (the "Rule 415 Registration Statement") continuously effective and supplement and amend it as required by the Securities Act and the regulations thereunder from the date such Rule 415 Registration Statement is declared effective (the "Initial Effective Date") until the earliest to occur of the following events: (A) the Registration Rights Expiration Date; (B) notification to the Company that all Conversion Shares registered thereunder have been sold for the accounts of the participating shareholders; or (C) receipt by the Company of a request by the Investor that the registration statement be terminated (the period between the Initial Effective Date and earliest to occur of such events is hereinafter referred to as the "Registration Statement Period"). If the Rule 415 Registration Statement ceases to be effective at any time during the Registration Statement Period, the Company, at its expense, shall within thirty days of such cessation cause to be filed an additional shelf registration statement covering the unsold balance of the Conversion Shares so registered and shall use its best efforts to have such registration statement declared effective as soon as practicable thereafter and keep such registration statement effective until the end of the Registration Statement Period.

               (c) Expenses. The Company shall pay all expenses incident to its performance of or compliance with the provisions of Subsections (a) and (b) hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with the Securities Act, fees and expenses of compliance with state securities or "blue sky" laws, fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company (but not the legal fees of the Investor or Designated Assignees) and all independent public accountants and other persons retained by the Company, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts).

               (d) Obligations of the Company.

                   (i) The Company will furnish to each seller of such Conversion Shares under a registration statement such number of copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Conversion Shares owned by such seller;

                   (ii) The Company will notify each seller of any such securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and each seller will discontinue any sale of Conversion Shares until the seller has been advised that the registration statement has been amended, supplemented or otherwise no longer contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the request of any such seller who has requested registration of Conversion Shares pursuant to Subsection 4.14(b), during the

Registration Period the Company will as soon as reasonably practicable prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (e) Indemnification And Notification:

                   (i) The Company shall indemnify and hold harmless each holder of any Conversion Shares included in the Company's registration statement pursuant to this Agreement, and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or in any amendment or supplement thereto or caused by any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses, and liabilities are caused by any such untrue statement or omission is based upon information furnished in writing to the Company by or on behalf of any such holder expressly for use in any registration statement or prospectus).

                   (ii) Promptly after receipt by any holder of any Conversion Shares included in the Company's registration statement pursuant to this Agreement of notice of the commencement of any action, said holder shall, if a claim in respect thereof is to be made against the Company under this Subsection 4.14(e), notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to them under this Subsection 4.14(e). In case any such action is brought against any holder of any Conversion Shares registered pursuant to this Subsection 4.14(e) and the Company is notified of the commencement thereof as provided herein, the Company shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such holder, and after notice from the Company to such holder of the Company's election so to assume the defense thereof, the Company shall not be liable under this Agreement for any legal or other expense subsequently incurred by such holder in connection with the defense thereof other than reasonable costs of investigation.

                   (iii) Each holder of any Conversion Shares registered pursuant to this Agreement agrees to cooperate fully with the Company in effecting the registration and qualification of Conversion Shares and of such distribution, and shall indemnify and hold harmless the Company and each person who may control the Company within the meaning of Section 15 of the Act, each director of the Company, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses, and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was made in reliance upon information furnished to the Company by any such holder for inclusion therein; provided, however, that to the extent permitted by public policy and applicable law, the maximum amount of liability to the Company in respect of such indemnification by such holder shall be limited to an amount equal to the net proceeds received by such holder in respect of any Conversion Shares registered pursuant to this Agreement.

         4.15 Ownership of Investor. Schedule 4.15 sets forth the current ownership structure of the Investor. For so long as the Investor owns any shares of Preferred Stock and/or the Warrant, the Investor undertakes to inform the Company of any change in its ownership structure promptly and in no event later than 5 business days after the effective date for such change.

                                    ARTICLE V
            CONDITIONS TO CONSUMMATION OF THE INVESTMENT TRANSACTION

         5.1 Conditions to the Investor's Obligations for the Initial Closing. The obligation of the Investor to effect the purchase of Purchased Securities contemplated by Section 1.1(a) of this Agreement are subject to the satisfaction or written waiver of the following conditions:

               (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, on and as of the Initial Closing Date (irrespective of any notice delivered after the date hereof), and the Company shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Initial Closing Date;

                (b) there shall not have occurred after the date hereof any Material Adverse Effect;

                (c) the Investor shall have received a certificate of the President of the Company, on behalf of the Company, certifying as to the fulfillment of the conditions set forth in clauses (a) and (b) above;

                (d) all applicable waiting periods under the HSR Act relating to transactions contemplated hereby shall have expired or been terminated.

                (e) no statute, rule, regulation, judgment, order or injunction shall be enacted, entered, promulgated or enforced (i) challenging the transactions contemplated hereby, seeking to restrain or prohibit the Investment Transactions or any other transactions contemplated hereby or seeking any damages material in relation to the Company or the Investor, (ii) seeking to impose limitations on the ability of the Investor to acquire or hold, or exercise full rights of ownership of any of Purchased Securities, including the right to vote such shares (or Conversion Shares) or (iii) which otherwise could reasonably be expected to have a Material Adverse Effect;

               (f) the Investor shall have been provided with evidence reasonably satisfactory to the Investor that the Board of Directors of the Company has approved the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL;

               (g) the Investor shall have received a certificate, dated the Closing Date, duly executed by the Secretary or an Assistant Secretary of the Company certifying as to (i) the attached copy of resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and stating that such resolutions have not been modified, amended, revoked or rescinded and (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement and any other document or instrument contemplated hereby;

               (h) the Investor shall have received a certificate of the Company's organization, valid existence and good standing as a domestic corporation in the State of Delaware as of a date not more than thirty days prior to the Initial Closing Date;

               (i) the Investor shall have received an opinion of counsel to the Company, dated the Initial Closing Date, in the form attached hereto as Exhibit C;

               (j) the Company and its subsidiaries shall have received (and furnished to the Investor evidence thereof reasonably satisfactory to the Investor) any necessary or required approvals or consents from all Governmental Entities and other third parties (including any lender to the Company) necessary or required to complete the transactions contemplated hereby, and such approvals and consents shall not have been withdrawn or expired as of the Initial Closing Date (and the Certificate of Designation shall have been duly filed and accepted for filing with the Secretary of State of Delaware);

               (k) the Company shall have entered into an agreement with the Investor reasonably acceptable to the Investor and the Company providing for an annual administration fee to the Investor of $100,000; and

               (l) this Agreement and the transactions contemplated hereby, the Certificate of Designation and the the Warrant shall have been adopted and approved by the requisite vote of stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation, as amended, and Bylaws, and the Certificate of Designation shall have been duly filed and accepted for filing with the Secretary of State of Delaware;

         5.2 Conditions to the Company's Obligations for the Initial Closing. The obligation of the Company to effect the sale of Purchased Securities contemplated by Section 1.1(a) of this Agreement are subject to the satisfaction or written waiver of the following conditions:

               (a) the representations and warranties of the Investor and Sterling contained in this Agreement shall be true and correct in all material respects, on and as of the Initial Closing Date

(irrespective of any notice delivered after the date hereof), and the Investor and Sterling shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Initial Closing Date;

               (b) the Company shall have received a certificate of an officer of the Investor certifying as to the fulfillment of the condition set forth in clause (a) above;

               (c) the Company shall have received a certificate from each of the then partners, officers or managers of the Investor who is then or was previously an employee, officer or director of the Company, certifying on behalf of himself and the Investor, that to his knowledge the Company is not in breach of any of the representations and warranties or covenants contained in this Agreement and such closing certificates shall be deemed a representation and warranty by the Investor as to the accuracy of the statements made therein;

               (d) the Company shall have received an opinion of counsel to the Investor, dated the Initial Closing Date, in the form attached hereto as Exhibit D;

               (e) this Agreement and the transactions contemplated hereby, the Certificate of Designation and the Warrant shall have been adopted and approved by the requisite vote of stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation, as amended, and Bylaws; and

               (f) the Company shall have received a certificate of an officer of the Investor certifying as to the ownership structure of the Investor as of the Closing Date.

         5.3 Procedures for Subsequent Closings. The parties shall be obligated to effect the Investment Transactions contemplated by Section 1.1(b) of this Agreement provided the Investor shall have received notice from the Company, in the form attached hereto as Exhibit E, at least fourteen (14) days prior to date specified for the Subsequent Closing, requesting the Subsequent Closing, setting forth the date, time and place of the Subsequent Closing and the number of Purchased Securities to be sold by the Company and purchased by the Investor on such Subsequent Closing Date in an amount that is not less than the lessor of 5,000 shares of Preferred Stock or the remaining number of shares the Investor is obligated to purchase under this Agreement.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT; INDEMNITY

         6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing Date, notwithstanding approval thereof by the stockholders of the Company:

               (a) by mutual written consent of the Company and the Investor;

               (b) by either the Company or the Investor:

                   (i) if the Initial Closing does not occur by the date that is one hundred and twenty (120) days after the date hereof, provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Initial Closing to occur prior to such date;

                   (ii) if any court of competent jurisdiction or any other governmental body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Investment Transactions and the other transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

                   (iii) if the Company has entered into a definitive agreement with respect to a Superior Proposal.

               (c) by the Investor (i) if the Company fails to perform in any material respect any of its obligations under this Agreement or breaches in any material respect any of its representations and warranties hereunder; or (ii) in the circumstances referred to in Section 4.10.

               (d) by the Company if the Investor fails to perform in any material respect any of its obligations under this Agreement or breaches in any material respect any of its representations and warranties hereunder.

         6.2   Termination Fee and Expense Fee.

               (a) If (i) there shall be a material breach by the Company of this Agreement, or (ii) the Company shall have delivered (or been obligated to deliver) to the Investor a Notice of Superior Proposal, then the Company shall promptly, but in no event later than five business days after the first to occur of any such event described in clauses (i) and (ii) (or earlier if required pursuant to Section 6.1 (c)) (the "Payment Date"), pay the Investor a fee of $300,000 (the "Termination Fee") on the Payment Date in cash in immediately available funds by wire transfer to an account designated by the Investor and the Company shall also pay the Investor the Expense Fee (as defined in Section 7.11).

               (b) If this Agreement is terminated by the Company for any reason other than a material breach by the Investor of their obligations hereunder, in no event later than five business days after the date of such termination, the Company shall pay to the Investor the Expense Fee, such amount to be paid in cash in immediately available funds by wire transfer to an account designated by the Investor (provided that the Expense Fee shall not be payable under this Section 6.2(b) if it has been paid pursuant to Section 6.2(a)).

               (c) Nothing in this Section 6.2 or in Section 7.11 is intended to require the Company to pay to the Investor as reimbursement for their expenses an amount which exceeds the amount of such expenses.

         6.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended at any time before or after approval of this Agreement by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         6.4 Company's Obligation to Indemnify. The Company shall indemnify, defend and hold harmless the Investor and its affiliates, and its directors, officers, employees and representatives (each, an "Investor Indemnified Party") from and against any and all claims, losses, settlements, fines, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and attorneys' fees and disbursements) (collectively, "Losses") suffered, sustained, incurred or required to be paid by any such Investor Indemnified Party due to, based upon, arising out of or otherwise in respect of (a) any inaccuracy in, or any breach of, any representation or warranty of any of the Company contained in this Agreement (or any disclosures schedule or supplemental disclosures schedule hereto or any certificate or other document delivered on behalf of the Company hereunder), or (b) any breach of any covenant or agreement of the Company contained in this Agreement.

         6.5 Investor's and Sterling's Obligation to Indemnify. The Investor and Sterling shall jointly and severally indemnify, defend and hold harmless the Company and its affiliates, and their respective directors, officers, employees and representatives (each, a "Company Indemnified Party"'), from and against any and all Losses suffered, sustained, incurred or required to be paid by any such Company Indemnified Party due to, based upon, arising out of or otherwise in respect of (a) any inaccuracy in, or any breach of, any representation or warranty of the Investor contained in this Agreement (or any disclosures schedule or supplemental disclosures schedule hereto or any certificate or other document delivered on behalf of the Investor hereunder), or (b) any breach of any covenant or agreement of the Investor contained in this Agreement.
         6.6 Indemnity Procedures for Third Party Claims. The obligations and liabilities of any party hereto against which indemnification is sought hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to this Section 6.6.

               (a) Promptly (but in no event later than 30 days) after receipt by any indemnified party hereunder (an "Indemnified Party") of notice of any demand or claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in a Loss, the Indemnified Party shall give written notice thereof (a "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 6.4 or 6.5 (each, an "Indemnifying Party"). Each Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claims Notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is prejudiced thereby.

               (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if (i) the claim involves (and continues to involve) solely monetary damages and the Indemnifying Party's assumption of the defense or settlement of such claim will not have a material adverse effect on the Indemnified Party's business, (ii) the Indemnifying Party expressly agrees in writing to the Indemnified Party that, as between the two, the Indemnifying Party is solely obligated to satisfy and discharge the claim, and (iii) the Indemnifying Party makes reasonably adequate provision to satisfy the Indemnified Party of the Indemnifying Party's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided however that if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; and provided further, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions. Subject to the foregoing, if the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may pay, compromise or defend such Asserted Liability. The Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability as to which such party does not control the defense or settlement. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Indemnifying Party any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Indemnifying Party shall be obliged to reimburse the Indemnified Party the reasonable out-of-pocket expenses of making them available. Neither party will consent to any settlement of any claim without the consent of the other party, which consent will not be unreasonably withheld (except that no consent will be required if such settlement does not require any payment or otherwise impose any obligation on the other party and the other party is released from liability in respect of such claim).

         6.7 Indemnity Procedures for Claims by the Parties. In the event that any party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to this Article VI (other than in respect of third party claims), the Indemnified Party must assert the claim by a Claims Notice to the Indemnifying Party. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. Each Indemnifying Party to whom a Claims Notice is given shall respond to any Indemnified Party that has given a Claims Notice (a "Claim Response") within 30 days (the "Response Period") after the date that the Claims Notice is received. Any Claim Response shall specify whether or not the Indemnifying Party given the Claim Response disputes the claim described in the Claims Notice (including as to whether the Indemnifying Party is required to provide indemnification hereunder). If any Indemnifying Party elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be deemed to be an obligation of such Indemnifying Party. If the Indemnifying Party disputes the claim, the parties will try in good faith for a period not to exceed 60 days to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules. Thereafter, any party hereto will be free to pursue litigation or any other remedies available to such party in accordance with applicable law (it being understood, however, that if the Indemnified Party does not prevail in any litigation to enforce its claim for indemnification hereunder, such party shall reimburse the Indemnifying Party for any attorneys' fees expended by the Indemnifying Party in defending such claim).

         6.8 Effect of Insurance. In computing an Indemnified Party's Losses hereunder, full allowance shall be made for any proceeds actually recovered by such party from such party's insurance policies.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Extension, Waiver. The parties hereto, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         7.2 Entire Agreement, Assignment. This Agreement (including the disclosure schedules hereto) and the other documents and instruments contemplated hereby and, to the extent contemplated in Section 4.3(b), the Confidentiality Agreement, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, including but not limited to the Letter of Intent, dated February 20, 1999, and (b) shall not be assigned by operation of law or otherwise.

         7.3 Survival. The representations and warranties in this Agreement shall survive the Initial Closing for a period of 18 months; provided, however, that the representations and warranties in Sections 2.12 and 2.13 shall survive until the expiration of the statute of limitations applicable to such matters and Sections 2.1 and 2.3 and 3.1 shall survive indefinitely.

         7.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return-receipt requested) to the respective parties as follows:

         if to the Investor:

         1502 Augusta Drive, Suite 425
         Houston. TX 77057
         Attention: Mr. C. Byron Snyder
         Fax: (713) 243 -7333

         with a copy to:

         Bracewell & Patterson, L.L.P.
         711 Louisiana Street, Suite 2900
         Houston. TX 77002
         Attention: Rick L Wittenbraker, Esquire
         Fax: (713) 221-1212

         if to Sterling:

         1502 Augusta Drive, Suite 425
         Houston. TX 77057
         Attention: Mr. C. Byron Snyder
         Fax: (713) 243 -7333

         with a copy to:

         Bracewell & Patterson, L.L.P.
         711 Louisiana Street, Suite 2900
         Houston. TX 77002
         Attention: Rick L Wittenbraker, Esquire
         Fax: (713) 221-1212
         if to the Company:

         Canisco Resources, Inc.
         300 Delaware Avenue
         Suite 714
         Wilmington, DE 19801
         Attention:  President
         Fax:  302-777-5409

         with a copy to:

         Wolf, Block, Schorr and Solis-Cohen LLP
         at its then current principal office in
         Philadelphia, PA
         Attention:  Carl W. Schneider, Esq.
         Fax:  215-977-2334

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         7.7   Disputes.

               (a) Negotiation Between Senior Executives.

                   (i) The parties shall attempt in good faith to resolve any controversy, claim or dispute of whatever nature arising between the parties arising out of or relating to this Agreement (including as to the terms of the Purchased Securities or the rights of the holders thereof), the construction, interpretation, performance, breach, termination, enforceability or validity thereof, or the materiality of any event or condition relating thereto (a "Dispute"), promptly by negotiation between a representative of the Company, on the one hand and a senior executive of the Investor on the other hand, both of whom shall have authority to settle the Dispute ("Senior Party Representatives").

                   (ii) Either party may give the other party written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. Within 15 days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response (the "Response"). The Dispute Notice and the Response shall include (i) a statement setting forth the position of the party giving such notice and a summary of arguments supporting such position, and (ii) the name and title of such party's Senior Party Representative and any other persons who will accompany the Senior
Party Representative at the meeting at which the parties will attempt to settle the Dispute. Within 30 days after delivery of the Dispute
Notice, the Senior Party Representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

                   (iii) If the Dispute has not been resolved within 60 days after delivery of the Dispute Notice, or if the parties fail to meet within 30 days after delivery of the Dispute Notice as hereinabove provided, either party may initiate mediation of the Dispute as hereinafter provided.

                   (iv) All negotiations pursuant to this Section 7.7(a) shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current of future arbitration or litigation.

               (b) Mediation

                   (i) If the Dispute has not been resolved by negotiation as hereinabove provided, the parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 7.7(b) before resorting to arbitration, litigation or any other dispute resolution procedure.

                   (ii) Unless the parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect by a mediator who
(x) has the qualifications and experience set forth in paragraph (iii) of this
Section 7.7(b) and (y) is selected as provided in paragraph (iv) of this Section 7.7(b).

                   (iii) Unless the parties agree otherwise, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters, and (ii) who has had both training and experience as a mediator.

                   (iv) Either party (the "Initiating Party") may initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of paragraph (iii) hereof. Within 15 days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of paragraph (iii) hereof. Within 10 days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the parties cannot agree on a mediator from the three impartial nominees submitted by each party, each party shall strike two names from the other party's list, and the mediator shall be selected by lot between the two remaining persons on both lists and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in paragraph (iii) hereof. If they are unable to agree, then the President of the Wilmington, Delaware, Bar Association shall select as the mediator any person who, in his or her opinion, has such qualifications and experience, who is located in either Philadelphia, Pennsylvania or Wilmington, Delaware or any of their respective suburban areas.

                   (v) Within 30 days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four hours, it being agreed that each party representative attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event the Dispute shall then be resolved by arbitration as hereinafter provided.

                   (vi) All conferences and discussions which occur in connection with the mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

                   (vii) The costs of the mediation shall be shared equally between the parties.

               (c) Submission to Jurisdiction. If the Dispute has not been resolved by negotiation as provided in Section 7.7(a) or mediation as provided in Section 7.7(b), then, such Dispute may be submitted by any party to the State or Federal courts of and for the State of Delaware and all parties hereby irrevocably agree to submit to the jurisdiction of such State or Federal courts and agree that any action or proceeding arising between them may only be heard in such State or Federal courts. Investor and Sterling hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of inconvenient forum to the maintenance of any such action or proceeding.

         7.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         7.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement (except as expressly contemplated by Sections 6.5 and 6.6).

         7.10 Counterparts. This Agreement may be executed in two or more Counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         7.11 Expenses. The Company will reimburse the Investor for all reasonable out-of-pocket expenses and fees payable by the Investor or its affiliates (including, without limitation, fees and expenses of all counsel, printers, banks, financial advisors and other financial institutions, and their respective agents) related to the transactions contemplated by this Agreement in an amount not to exceed $90,000 (the "Expense Fee"), in the event a Closing occurs and in the circumstances described in Section 6.2.

         7.12 Decision Making. All decisions to be made by the Company with respect to this Agreement, including the determination of (i) who will be nominated as Common Stock Directors (as defined in the Certificate of Designation), (ii) whether dividends of the Preferred Stock are to be paid in additional shares of Preferred Stock, (iii) whether the Company is to exercise its options to call for the redemption or conversion of the Preferred Stock,
(iv) whether to amend or waive any of the covenants, conditions, representations and warranties or terms of this Agreement and (v) when and if the Company is to make the election to require any Subsequent Closings pursuant to Sections 1.1(b) and 5.3 on and after the date of the Initial Closing, shall be made by the Common Stock Directors, who shall at all times include at least two directors who (x) are not directly or indirectly owners (including, but not limited to, as shareholders of the Investor) of the Purchased Securities or Conversion Shares, or (y) affiliates of Sterling or the Investor. The Common Stock Directors shall function as a committee of Board of Directors with irrevocably delegated authority with respect to the foregoing matters, provided, however, that with respect to item (v) above, the Common Stock Directors shall invite the full Board of Directors to attend a meeting of the Common Stock Directors and afford the other directors the opportunity to express their views, prior to taking any decision.

         7.13 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

               (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, and (ii) an "associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of this Agreement.

               (b) "control" (including the terms "controlling", "controlled by" and "under common control with" or correlative terms) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or other-wise.

               (c) "Material Adverse Effect" shall mean (i) any adverse change in the condition (financial or otherwise), assets, liabilities, business, or results of operations of the Company and its subsidiaries, which change is material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or (ii) any event, matter, condition or effect which materially impairs the ability of the Company to perform on a timely basis its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

               (d) "person" shall mean a natural person, company, corporation, partnership, association, limited liability company, trust or any unincorporated organization.

               (e) "subsidiary" shall mean, when used with reference to a person means a corporation the majority of the outstanding voting securities of which are owned directly or indirectly by such person.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

     CANISCO RESOURCES, INC.

     By
       ---------------------------------

     SCC INVESTMENT I, L.P.

     By
       ---------------------------------

     STERLING CITY CAPITAL, LLC

     By
       ---------------------------------

                                                                 EXHIBIT A

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
            OF 7 1/2% SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                       OF
                             CANISCO RESOURCES, INC.

         Canisco Resources, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, as amended, the Board of Directors on _________, 1999 duly adopted the following resolutions:

         RESOLVED, that pursuant to Article Third of the Certificate of Incorporation, as amended the Board of Directors hereby establishes a series of Preferred Stock, par value $1.00 per share, with the following voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions:

         I.       7 1/2% Series A Redeemable Convertible Preferred Stock.

                  1.  Designation, Number of Shares, Definitions.

                  (a) Designation. The series of Preferred Stock shall be designated as the "7 1/2% Series A Redeemable Convertible Preferred Stock" (referred to herein as the "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock.

                  (b) Number of Shares. The number of Series A Preferred Stock shall be 150,000. The authorized number of shares of Series A Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares Series A Preferred Stock outstanding) by resolution of the Board of Directors and such formalities as may be required by the provisions of Section 151(g) of the General Corporation Law of the State of Delaware or any successor provision.

                  (c) Definitions. Certain definitions used in this Certificate of Designation are set forth in Paragraph II hereof.

                  2. Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series A Preferred Stock shall rank senior to (i) the Common Stock, par value $.0025 per share ("Common Stock") of the Corporation and (ii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series A Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i) and (ii) collectively referred to as "Series A Junior Securities"). For so long as any class of Series A Preferred Stock is outstanding the Corporation shall not, without the consent of the holders of at least a majority of all outstanding shares of Series A Preferred Stock, authorize, create or issue (x) any class or series of capital stock that shall rank senior to, or on a parity with, the Series A Preferred Stock as to voting rights, dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation, or (y) any class or series of Series A Junior Securities with a cumulative dividend that would be payable in cash at such time as the dividend on the Series A Preferred Stock is payable in shares of Series A Preferred Stock (pursuant to the provisions of Paragraph I(3)(c)).

         3.       Dividend Provisions.

                  (a) (i) Each holder of Series A Preferred Stock shall be entitled to receive dividends per annum per share as set forth below, when, as and if declared by the Board of Directors, out of funds legally available therefor. Such dividends shall be payable in equal amounts quarterly in arrears on each Quarterly Dividend Payment Date (as defined in Paragraph II), commencing on the first Quarterly Dividend Payment Date after the date of issuance of such Series A Preferred Stock.

                      (ii) Each dividend on Series A Preferred Stock shall be payable to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than fifteen (15) nor more than thirty (30) days prior to the applicable Quarterly Dividend Payment Date. Dividends shall commence to accrue in respect of any shares of Series A Preferred Stock on the date such shares are issued and shall cease to accrue on the date such shares are converted to shares of Common Stock in accordance with Paragraph I (5) hereof or redeemed in accordance with Paragraph I (6) hereof. Dividends on each share of Series A Preferred Stock shall accrue at a rate equal to $7.50 per share per annum. Accrued dividends on the Series A Preferred Stock if not paid on the first or any subsequent Quarterly Dividend Payment Date within a Dividend Period following accrual shall thereafter accrue additional dividends ("Additional Dividends") in respect thereof compounded annually, at the rate of 7 1/2% per annum.

                      (iii) Notwithstanding the forgoing no dividend shall accrue or be payable with respect to any Dividend Period following the second Anniversary Date (as defined in Paragraph II) (other than Additional Dividends with respect to dividends for any prior Dividend Period which were accrued in accordance with the terms hereof, but were unpaid as of the Dividend Period in question) unless, during such Dividend Period, for a period of forty (40) consecutive trading days (on each of which trading days no purchases were made (other than through the exercise of options or warrants granted by the Company) by the holders or beneficial owners (including any limited partner, shareholder or member of any entity that is a holder) of the Series A Preferred Stock or any of their respective affiliates, other than in compliance with the procedures set forth in Rule 10b-18 under the Exchange Act (as defined in Paragraph II)), the Common Stock Market Price was equal to or greater than the target prices set forth below:


Dividend Period commencing the second Anniversary Date               $4.00
Dividend Period commencing the third Anniversary Date                $5.00
Dividend Period commencing the fourth Anniversary Date               $6.00

The foregoing target prices shall be adjusted proportionately to reflect any adjustment in the Conversion Price of the Series A Preferred Stock pursuant to Paragraph I(5). If a target price is achieved at any time within a Dividend Period all dividends with respect to such Dividend Period shall be due and payable (including any dividends with respect to any prior Quarterly Dividend Payment Dates with respect to such Dividend Period that had theretofore not been paid because such target price had not been achieved). The fact that a target price is achieved in a subsequent Dividend Period shall not change the determination of whether or not a dividend was payable with respect to a prior Dividend Period.

                  (b) All dividends paid with respect to shares of Series A Preferred Stock pursuant to Paragraph I(3)(a) shall be paid pro rata to the holders of Series A Preferred Stock entitled thereto.

                  (c) Dividends on the Series A Preferred Stock will, unless otherwise provided, be payable in cash. The Corporation (as determined by the Common Stock Directors) may, at any time prior to the date which is ten (10) days prior to the date such dividend is scheduled to be paid (such scheduled date a "Dividend Payment Date"), elect to pay all or a portion of such dividend in additional shares of Series A Preferred Stock in which event, if more than sixty percent (60%) of such dividend is payable in additional shares of Series A Preferred Stock, the Corporation shall mail not later than ten (10) days prior to such Dividend Payment Date, to each holder of record on the record date for such dividend payment, a notice (the "Dividend Payment Election Notice") stating the date such dividend is to be paid, the percentage of such dividend that will be payable in additional shares of Series A Preferred Stock and that each holder of the Series A Preferred Stock has the right, to the extent permitted by applicable law, to elect to receive up to forty percent (40%) of such dividend in cash by delivering to the Corporation, not later than five days prior to the applicable Dividend Payment Date, a duly completed Dividend Payment Election Notice specifying the name of the holder, the number of shares covered by such Dividend Payment Election Notice and the percentage (not in excess of forty percent (40%)) of such dividend such holder has elected to receive in cash.

                  (d) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Quarterly Dividend Payment Date, to the holders of Series A Preferred Stock of record on any date as may be fixed by the Board of Directors, which date is not more than fifteen (15) days prior to the Dividend Payment Date.

                  (e) The holders of Series A Preferred Stock shall be entitled to receive the dividends provided for in Paragraph I(3)(a) hereof in preference to and in priority over any dividends upon any of the Series A Junior Securities. Such dividends on the Series A Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends on all shares of Series A Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series A Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series A Junior Payment Date (as defined below) to the Series A Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series A Junior Securities (the date of any such actions to be referred to as the "Series A Junior Payment Date"); provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Series A Junior Securities (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, (B) solely in exchange for or upon conversion into Series A Junior Securities or (C) pursuant to a redemption at the stated redemption price of any rights granted to holders of Common Stock pursuant to a stockholder rights plan.

                  (f) Dividends payable on Series A Preferred Stock for any period less than one quarter shall be computed on the basis of the actual number of days elapsed in the period for which such dividends are payable.

         4.       Liquidation Preference.

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of all shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution is made on any Series A Junior Securities, an amount in cash equal to $100.00 in cash per share (the "Liquidation Preference"), plus an amount equal to Accrued Dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution and no more. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series A Preferred Stock would not result in payment in full of Series A Preferred Stock, the holders of Series A Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full pursuant to this Paragraph I(4)(a), the holders of Series A Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         5.       Conversion.

                  (a) Right of Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the $100.00 by the Conversion Price. The "Conversion Price" for the Series A Preferred Stock shall initially be $3.00 which shall be subject to adjustment as set forth in Paragraph I(5)(c) hereof.

                  (b) Procedures for Voluntary Conversion. Before any holder of shares of Series A Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter but in no event later than three (3) business days following receipt by the Corporation of the Series A Preferred Stock certificates surrendered for conversion, issue and deliver at such office to such holders of shares of Series A Preferred Stock, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) Adjustments of Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows provided, however, that no adjustment of the Conversion Price for Series A Preferred Stock shall be made in an amount less than one-half of one cent ($0.005) per share, provided, that any adjustments that are less than less than one-half of one cent ($0.005) per share shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price:

                      (i) (A) Upon each issuance (or deemed issuance pursuant to the provisions hereof) by the Corporation of any Additional Stock after the date of issuance of Series

A Preferred Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, (1) the numerator of which shall be the number of Common Stock Equivalents (as defined in Paragraph II) outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received (or deemed received) by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of Common Stock Equivalents outstanding immediately after such issuance.

                                    (B) In the case of the issuance of
securities of the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (C) In the case of the issuance of
securities of the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as determined by a majority of the Board of Directors (including a majority of the Common Stock Directors), or, in the alternative, a qualified independent appraiser selected by the Board of Directors.

                                    (D) In the case of the issuance after the
date of issuance of Series A Preferred Stock of Options or Convertible Securities (as such terms are defined in paragraph (B)), the following provisions shall apply for all purposes of this Paragraph I(5)(c)(i) and Paragraph I(5)(c)(ii) hereof

                  (1) With respect to Options to purchase any common stock of the Corporation, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Paragraph I(5)(c)(i)(B) and Paragraph I(5)(c)(i)(C) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for the common stock issuable thereunder.

                  (2) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of common stock of the Corporation deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of common stock of the Corporation issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such

         Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Paragraph I(5)(c)(i)(B) and A(5)(c)(i)(C) hereof).

                  (3) The Conversion Price shall be adjusted, to the extent provided herein, only at the time of the initial issuance of an Option or Convertible Security, but not thereafter (as a result of the exercise of the rights evidenced by such Option or Convertible Security or otherwise) except as contemplated by Paragraph I(5)(c)(i)(D)(4).

                  (4) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of common stock of the Corporation (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                  (5) The number of shares of common stock of the Corporation deemed issued and the consideration deemed paid therefor pursuant to Paragraph I(5)(c)(i)(D)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Paragraph I(5)(c)(i)(D)(3) or (4) hereof.

Notwithstanding the foregoing, no adjustment of the Conversion Price pursuant to this Paragraph I(5)(c)(i) shall have the effect of adjusting the Conversion Price above $3.00 (such amount being subject to a proportionate adjustment to reflect any event of the type described in Paragraph I(5)(c)(iii) and I(5)(d) hereof), but an adjustment deferred under this sentence may be carried forward to offset any future downward adjustment.

                           (ii) "Additional Stock" shall mean any shares of
common stock of the Corporation issued (or deemed to have been issued pursuant to Paragraph I(5)(c)(i)(D) hereof) by the Corporation after the date of issuance of Series A Preferred Stock, except:

                                    (A) common stock of the Corporation issued
pursuant to a transaction described in Paragraph I(5)(c)(iii) hereof,

                                    (B) Common Stock or options to purchase such
Common Stock issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation;

                                    (C) Common Stock issued or issuable upon
conversion of shares of Series A Preferred Stock;

                                    (D) rights to purchase Common Stock issued
in connection with any stockholder rights plan approved by the Board of Directors of the Corporation and which attaches to all shares of common stock equally.

                                    (E) Common Stock, Options or Conversion
Securities the issuance of which has not been approved by a majority of the Board of Directors (including a majority of the Common Stock Directors).

                           (iii) In the event the Corporation at any time or
from time to time after the date of issuance of Series A Preferred Stock fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Paragraph I(5)(c)(i)(D) hereof.

                           (iv) If the number of shares of Common Stock
outstanding at any time after the date of issuance of Series A Preferred Stock is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                  (d) Recapitalization. If at any time or from time to time there shall be a recapitalization or reclassification of Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets or stock transaction provided for in Paragraph I(4) hereof), provision shall be made so that each holder of shares of Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization or reclassification by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph I(5) with respect to the rights of the holders of shares of Series A Preferred Stock after the recapitalization or reclassification to the end that the provisions of this Paragraph I(5) (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                  (e) No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph I(5) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series A Preferred Stock against impairment.

                  (f) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment to a holder of shares of Series A Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Paragraph I(5), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock. Unless a holder of Series A Preferred Stock objects to the computation in such certificate within thirty (30) days of its issuance, it shall be deemed binding on the holders of the Series A Preferred Stock.

                  (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (i) Reservation of Stock Issuable. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, then in addition to such other remedies as shall be available to the holder of such shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (j) Mandatory Conversion. (i) At any time after the third Anniversary Date any share of Series A Preferred Stock shall, at the option of the Corporation (as determined by the Common Stock Directors), automatically be converted into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect, provided, the Common Stock Market Price has been greater than or equal to $6.00 (such amount being subject to a proportionate adjustment to reflect any event of the type described in Paragraph I(5)(c)(iii) and I(5)(d) hereof), (A) at any time during the preceding 12 months for forty (40) consecutive trading days, and (B) on the trading day immediately preceding the day the Corporation exercises such option.

                           (ii) If the Corporation has elected to convert Series
A Preferred Stock into Common Stock pursuant to Paragraph I(5)(j)(i) above, the Corporation will provide prior notice of mandatory conversion of shares of Series A Preferred Stock to each holder of record of Series A Preferred Stock not less than fifteen nor more than sixty (60) days prior to the date fixed for conversion by first class mail, postage prepaid, to each holder at such holder's address as it appears on the stock register of the Corporation. The Corporation's obligation to deliver shares of Common Stock shall be deemed fulfilled if, on the mandatory conversion date, the Corporation shall deposit with a bank or trust company in Philadelphia, Pennsylvania having a capital of at least $50,000,000, such number of shares of Common Stock as are required to be delivered by the Corporation upon the conversion of Series A Preferred Stock in trust for the account of holders of the shares to be converted, with irrevocable instructions and authority to such bank or trust company that such shares be delivered upon conversion of the shares of Series A Preferred Stock so called for conversion. Provided the Corporation has fulfilled its obligation to deposit shares as provided in the foregoing sentence, effective on the conversion date fixed by the Corporation and notified to the holders of Series A Preferred Stock, each outstanding share of Series A Preferred Stock shall be converted into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect, automatically and without any action on the part of any holder of shares of Series A Preferred Stock, and such shares of Common Stock shall be deemed outstanding from and after the conversion date.

         6.       Redemption.

                  (a) Optional Redemption. (i) The Series A Preferred Stock may be redeemed, at the option of the Corporation (as determined by the Common Stock Directors), in whole or in part, at the Liquidation Preference on the date on which such redemption is to be effective (the "Redemption Date"), plus an amount equal to Accrued Dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the Redemption Date and no more, at any time after the third Anniversary Date provided that during the 12 months immediately preceding the Redemption Date for a period forty (40) consecutive trading days the Common Stock Market Price has been greater than or equal to $6.00 (such amount being subject to a proportionate adjustment to reflect any event of the type described in Paragraph I(5)(c)(iii) and I(5)(d) hereof).

                           (ii) If less than all of the shares of Series A
Preferred Stock are to be redeemed such shares shall be redeemed pro rata among the outstanding shares of Series A Preferred Stock, with any fractional shares rounded to the nearest whole share.

                  (b) Mandatory Redemption. Each share of Series A Preferred Stock shall be redeemed by the Corporation, together with a redemption premium equal to the Liquidation Preference on the Redemption Date, plus an amount equal to Accrued Dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the Redemption Date and no more, on the fifth Anniversary Date.

                  (c) Procedure for Redemption. If the Corporation has elected to redeem any shares of Series A Preferred Stock pursuant to Paragraph I(6)(a)(i) above or is required to redeem all shares of Series A Preferred Stock into Common Stock pursuant to Paragraph I(6)(b) above, the Corporation shall cause to be mailed to each holder of Series A Preferred Stock, at their last addresses as they shall appear upon the Series A Preferred Stock register, at least 15 days prior to the Redemption Date, a notice stating the date on which such redemption is to be effective. Failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption. Any holder of Series A Preferred Stock shall continue to have the right to convert such stock in accordance with the provisions of Paragraph I(5) at any time on or prior to the Redemption Date.

         On or after the Redemption Date, the holders of Series A Preferred Stock which have been redeemed shall surrender their certificates representing such shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the redemption price upon tender of the shares for payment, all rights of the holders of such shares of Series A Preferred Stock, except the right to receive the redemption price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         7. Status of Converted and Redeemed Stock. In the event any shares of Series A Preferred Stock are converted to Common Stock pursuant to Paragraph I(5) hereof or redeemed pursuant to Paragraph I(6) hereof, the shares so converted or redeemed shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         8.       Voting Rights.

                  (a) General. Other than as set forth below and except as provided by applicable law, the holders of Series A Preferred Stock shall be entitled to vote together with the holders of Common Stock on all matters to be voted on by the Corporation's holders of Common Stock. When voting together with the holders of Common Stock on any matter, each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share is convertible as provided in Paragraph I (5) hereof as of the record date applicable to such vote (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share).

                  (b) Class Voting Rights. (i) Except as otherwise provided below, a vote of at least a majority of the Series A Preferred Stock then outstanding shall be sufficient to take any action requiring the vote of the Series A Preferred Stock as a separate class. At any meeting where the Series A Preferred Stock shall have the right to vote as a separate class, the presence, in person or by proxy, of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum of such class.

                           (ii) So long as any Series A Preferred Stock is
outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Series A Preferred Stock voting separately as a class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for this purpose (A) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation, as amended, so as to affect, in any manner adverse to the holders of Series A Preferred Stock, the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock; (B) issue any Common Stock Equivalents in an amount excess of twenty percent (20%) of the Common Stock outstanding on the date such Common Stock Equivalents are issued; (C) incur any indebtedness for money borrowed in excess of twenty percent (20%) of the indebtedness outstanding on the date such debt is incurred (for this purpose outstanding indebtedness shall include the maximum amount that can be drawn by the Company under its then existing credit lines and credit agreements and draw downs under such credit lines and agreements shall not be deemed to be an incurrence of additional debt); (D) sell all or substantially all of the assets of the Corporation; (E) voluntarily liquidate the Corporation; or (F) take any other action on which the holders of Series A Preferred Stock shall be entitled by law to vote separately as a class. The holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Series A Preferred Stock voting separately as a class may waive any or all of the rights and privileges of Series A Preferred Stock hereunder, including the right to receive any dividend or liquidation preference otherwise due.

                  (c) Board of Directors. During such time as any share of Series A Preferred Stock is outstanding:

                           The Board of Directors of the Corporation shall
consist of not less than nine directors. At each annual meeting of the stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, (i) the holders of record of shares of Common Stock, voting together as a single class, shall elect three directors (collectively, the "Common Stock Directors"), (ii) the holders of record of shares of Series A Preferred Stock, voting together as a separate class, shall be entitled to elect the following number of directors (the "Series A Preferred Stock Directors") at such time as there are the number of shares of Series A Preferred Stock outstanding set forth below:


60,000 shares or more                                             6 directors
50,000 shares or more but less than 60,000 shares                 5 directors
40,000 shares or more but less than 50,000 shares                 4 directors
30,000 shares or more but less than 40,000 shares                 3 directors
20,000 shares or more but less than 30,000 shares                 2 directors
10,000 shares or more but less than 20,000 shares                 1 director.

Directors who are not classified as Common Stock Directors or Series A Preferred Stock Directors shall be elected by the holders of Common Stock and shall be classified as "Other Directors". At any such meeting called for the purpose of electing directors, the presence, in person or by proxy, of (i) the holders of record of a majority of the shares of Series A Preferred Stock then outstanding, in the case of the election of the Series A Preferred Stock Directors, and (ii) the holders of record of a majority of the shares of Common Stock then outstanding, in the case of the election of the Common Stock Directors and Other Directors, shall constitute a quorum for the election of directors to be elected by such holders. The nominations presented by the Board of Directors to the stockholders at any such meeting shall with respect to Common Stock Directors be determined by the Common Stock Directors, with respect to Series A

Preferred Stock Directors by the Series A Preferred Stock Directors and with respect to Other Directors by the Board of Directors. A vacancy among the Series A Preferred Stock Directors shall be filled only by the remaining Series A Preferred Stock Directors or by vote of the holders of record of shares of Series A Preferred Stock in the manner set forth herein. A vacancy among the Common Stock Directors shall be filled only by the remaining Common Stock Directors or by vote of the holders of record of shares of Common Stock in the manner set forth herein. A vacancy among the Other Directors, whether created by an increase in number of directors on the Board of Directors or by a reduction in the number of Series A Preferred Stock Directors pursuant to the provisions hereof, shall be filled by the Board of Directors or by vote of the holders of record of shares of Common Stock in the manner set forth herein. Each Common Stock Director who shall have been elected as provided in this Paragraph I(8) may be removed during his term of office, whether with or without cause, only by the holders of record of a majority of shares of Common Stock then outstanding, and each Series A Preferred Stock Director who shall have been elected as provided in this Paragraph I(8) may be removed during his term of office, whether with or without cause, only by the holders of record of a majority of the shares of Series A Preferred Stock then outstanding. At elections of Series A Preferred Stock Directors, each holder of Series A Preferred Stock shall be entitled to one vote per share. Each Common Stock Director, each Series A Preferred Stock Director and each Other Director shall be entitled to one vote on all matters on which directors are entitled to vote.

         9. Notices. Any notice required to be given to the holders of shares of Series A Preferred Stock shall be deemed given when received if delivered via courier or sent by facsimile, by telex, or by United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

         10. Transfer Restrictions. (a) Each certificate for each share of Series A Preferred Stock shall bear the following legend:

                  The shares represented hereby are not registered under the Securities Act of 1933, are "restricted securities" as defined under that Act and are held subject to the terms, covenants and conditions set forth in the Certificate of Designation establishing the 7 1/2% Series A Redeemable Convertible Preferred Stock, and may not be transferred or disposed of except in accordance with the terms and provisions thereof and in compliance with appropriate legal requirements.

         Any share certificate issued at any time in exchange or substitution for any share certificate bearing such legend shall also bear such legend.

                  (b) Shares of Series A Preferred Stock and the rights evidenced thereby shall not be assignable or transferrable by the holder without the consent of the Corporation (as determined by the Common Stock Directors); provided, however, that the foregoing shall not limit or restrict (i) the assignment or transfer of Common Stock into which Series A Preferred Stock shall have been converted or (ii) the distribution of the proceeds of (x) cash dividends on the Series A Preferred Stock or (y) proceeds from any redemption of the Series A Preferred Stock. Nothing herein shall be deemed to imply any restriction on the transfer of ownership interests in a holder that is a limited partnership.


         II. Definitions. As used herein, the following terms shall have the following definitions:

                  (a) "Accumulated Dividends" means with respect to any share of Series A Preferred Stock, the dividends that have accrued on such shares as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid, including Additional Dividends.

                  (b) "Additional Dividends" has the meaning given to such term in Paragraph I (3)(a).

                  (c) "Additional Stock" has the meaning set forth in Paragraph I (5)(c)(ii) hereof.

                  (d) "Anniversary Date" means the anniversary of the date of issuance of the first share of Series A Preferred Stock.

                  (e) "Common Stock"shall have the meaning set forth in Paragraph I (2) hereof.

                  (f) "Common Stock Market Price" for any day means:

                           (i) if the shares of Common Stock are listed or
admitted to trading on any national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such shares are listed or admitted to trading; or,

                           (ii) if shares of Common Stock are not so listed or
admitted but are designated as national market system securities by the NASD the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the NASD Automated Quotation/National Market System; or

                           (iii) if shares of Common Stock are not so designated
as national market system securities, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD (or any similar organization if the NASD is no longer reporting such information) or as determined by the Common Stock Directors if no such report is available.

                  (g) "Common Stock Directors" has the meaning set forth in Paragraph I(8)(b) hereof.

                  (h) "Common Stock Equivalents" means any shares of any class of common stock of the Corporation and any other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of any class of common stock of the Corporation.

                  (i) "Conversion Price" has the meaning set forth in Paragraph I(5)(a) hereof.

                  (j) "Conversion Price Adjustment Date" has the meaning set forth in Paragraph I(5)(a) hereof.

                  (k) "Convertible Securities" means any indebtedness or shares of stock convertible into or exchangeable for shares of any class of common stock of the Corporation; provided, however, that any series of Preferred Stock of the Corporation expressly contemplated as being issued pursuant to the Securities Purchase Agreement, dated as of April ___, 1999, among the Corporation and the investors named therein shall not constitute Convertible Securities.

                  (l) "Corporation" has the meaning set forth in preamble hereto.

                  (m) " Dividend Payment Date" has the meaning set forth in Paragraph I(3)(c) hereof.

                  (n) "Dividend Payment Election Notice" has the meaning set forth in Paragraph I(3)(c) hereof.

                  (o) "Dividend Period" means the means the annual period commencing on the later of date of the issuance of the first share of Preferred Stock or the most recent anniversary thereof and ending on the day immediately the next anniversary thereof.

                  (p) "Effective Price" of shares of Additional Stock means the quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Paragraph I(5) hereof, into (ii) the consideration received by the Corporation under Paragraph I(5) hereof for the issuance of such shares of Additional Stock.

                  (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (r) "Liquidation Preference" has the meaning set forth in Paragraph I(4) hereof.

                  (s) "NASD"means the National Association of Securities Dealers, Inc.

                  (t) "Option" means rights, options or warrants to subscribe for, purchase or otherwise acquire shares of any class of common stock of the Corporation or Convertible Securities; provided, however, that any series of warrants or Convertible Securities of the Corporation expressly contemplated as being issued pursuant to the Securities Purchase Agreement, dated as of April ___, 1999, among the Corporation and the investors named therein shall not constitute Options.

                  (u) "Quarterly Dividend Payment Date" means [insert dates of end of each of quarter] of each year (or, if any such day is not a business day, the next succeeding day that is a business day).

                  (v) "Redemption Date" has the meaning set forth in Paragraph I(6)(a) hereof.

                  (w) "Series A Junior Payment Date" has the meaning set forth in Paragraph I(3)(e) hereof.

                  (x) "Series A Junior Securities" has the meaning set forth in Paragraph I(2) hereof.

                  (aa) "Series A Preferred Stock"shall have the meaning set forth in Paragraph I(1)(b) hereof.

                  (bb) "Series A Preferred Stock Director" shall have the meaning set forth in Paragraph I(8)(b) hereof.

                  (cc) "Other Director" shall have the meaning set forth in Paragraph I(8)(b) hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed on the ___ day of ________________, 199__.



                                           ------------------------------

                                                                   EXHIBIT B

           THE INVESTMENT INCENTIVE WARRANT REPRESENTED HEREBY AND THE SHARES ISSUABLE UPON EXERCISE THEREOF ARE NOT REGISTERED UNDER
THE
        SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS SET FORTH IN
THIS
          WARRANT CERTIFICATE AND IN COMPLIANCE WITH APPROPRIATE LEGAL
                                  REQUIREMENTS.

                      SERIES A INVESTMENT INCENTIVE WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                             CANISCO RESOURCES, INC.



Certificate No. ____                                Dated:________ , 1999

This Series A Investment Incentive Warrant
Shall be Void after 5:00 p.m.,
Wilmington, Delaware time,
____________, 2006

                  THIS IS TO CERTIFY THAT, for value received, SCC INVESTMENT I, L.P. (the "Holder") is entitled to purchase from Canisco Resources, Inc., a Delaware corporation ("Company"), for the Series A Investment Incentive Warrant (the "Investment Incentive Warrant") represented by this certificate (the "Warrant Certificate"), at any time on and after the Effective Date (as defined in Article 1.2) and at or prior to 5:00 p.m., Wilmington, Delaware time, on ____________, 2006 (the "Expiration Time"), at the par value per share (the "Exercise Price") such number of shares of Common Stock, par value $.0025 per share (the "Common Stock"), of the Company as represent 11% of the Fully Diluted Common Stock (as defined in Article 1.2) at the Effective Date, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other rights described below. To the extent not exercised previously, the Holder's rights under the Investment Incentive Warrant represented by this Warrant Certificate will become void at the Expiration Time.

                                    ARTICLE I

                    EXERCISE OF INVESTMENT INCENTIVE WARRANT

                  1.1. Method of Exercise. To exercise the Investment Incentive Warrant, the Holder shall deliver to Company, at the principal office of Company, (a) this Warrant Certificate, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise the Investment Incentive Warrant, (c) payment of the Exercise Price with respect to such shares, and (d) the representation required by Section 2.3 hereof. Payment of the Exercise Price may be made, at the option of the Holder, by cash, certified or bank cashier's check or wire transfer.

                  As promptly as practicable after receipt of the items referred to above, Company shall execute and deliver to the Holder, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of fully paid and non-assessable Common Stock the Investment Incentive Warrant is exercisable for pursuant to Section 1.2. Such certificate or certificates shall be deemed to have been issued, and such Holder shall be deemed for all purposes to have become a holder of record of such shares, as of the date the Subscription Notice and payment in full of the Exercise Price is received by Company. In the event of an overpayment with respect to the Exercise Price, Company will promptly reimburse Holder for any amount representing an overpayment. In the event of an underpayment with respect to the Exercise Price, Company will issue a certificate or certificates representing the aggregate number of shares for which payment has been received in full and Company will advise Holder of the amount underpaid and, upon payment of the balance due, issue the remaining shares. In the event of an underpayment Holder will have no rights as a shareholder with respect to any of the shares issuable upon exercise for which the Exercise Price has not been paid in full until such payment has been received by Company at which time Holder shall be deemed for all purposes to have become a holder of record of such shares. Company shall pay all expenses, taxes (if any) and other charges payable in connection with the preparation, issuance and delivery of all share certificates.

                  1.2. Exercisability.

                  The Investment Incentive Warrant shall become exercisable subject to the conditions set forth below:

                  (i)  As used herein:

                  (A) "EBITDA" means for any period, the sum of (i) net income, plus (ii), to the extent deducted in determining net income, (A) consolidated interest expense, (B) taxes and (C) depreciation, amortization and non-recurring non-cash charges, in each case as determined in accordance with generally accepted accounting principles in the United States ("GAAP"), applied on a consistent basis and in accordance with the accounting policies used by the Company in the preparation of its consolidated annual financial statements.

                  (B) "Effective Date" is the month ending date of the internal financial statements of Company that evidences for the 12 month period ending on the date of the financial statements, that Company's Revenues exceed $200 million and also EBITDA for Company for such period exceeds $12.0 million. For this purpose a 12 month period may include portions of two fiscal years.

                  (C) "Revenues" means, for any period, the revenues for such period, as determined in accordance with GAAP, applied on a consistent basis and in accordance with the accounting policies used by the Company in the preparation of its consolidated annual financial statements.

                  (D) "Fully Diluted Common Stock" means the aggregate number of shares of common stock of any class of the Company outstanding at the Effective Date, assuming and after giving effect to the full exercise or conversion of all options, warrants, rights and securities exercisable or convertible into common stock on the Effective Date, but excluding all shares of common stock issued or issuable (x) upon the exercise of the options issued in connection with the Consulting Employee Agreement, dated April 14, 1999, between the Company and the Company's then President, (y) upon the exercise of the Investment Incentive Warrant, and (z) upon conversion of Company's 7 1/2% Series A Redeemable Convertible Preferred Stock.

                  (ii) The Investment Incentive Warrant may be exercised only on or after the Effective Date and at or prior to the Expiration Time. Company shall notify Holder promptly of the occurrence of the Effective Date and the number of shares for which the Investment Incentive Warrant has become exercisable.

                  (iii) The Investment Incentive Warrant shall be exercisable at the Exercise Price for such number of shares of Common Stock of the Company as represent 11% of the Fully Diluted Common Stock at the Effective Date, subject to adjustment as set forth in Article III.

                  1.3. No Fractional Shares to Be Issued. Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Investment Incentive Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of the Investment Incentive Warrant, if the fraction shall be less than one-half, the number of shares issuable shall be rounded downward to the nearest whole number; otherwise the number of shares issuable shall be rounded upward to the nearest whole number.

                  1.4. Share Legend. Each certificate for shares of Common Stock issued upon exercise of the Investment Incentive Warrant shall bear the following legend, unless at the time of exercise such shares are registered under the Securities Act:

                       The shares represented hereby are not registered under the Securities Act of 1933 and are "restricted securities" as defined under that Act.

                  Any share certificate issued at any time in exchange or substitution for any share certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933 - the "Securities Act") shall also bear such legend unless the holder thereof shall deliver an opinion of counsel, which is satisfactory in form and substance to counsel for Company, that the shares represented thereby are no longer subject to restrictions on resale under the Securities Act or the agreement referred to in such legend.

                                   ARTICLE II

                       TRANSFER, EXCHANGE AND REPLACEMENT
                                   OF WARRANT

                  2.1. Ownership of Investment Incentive Warrant. Company may deem and treat the Holder as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant Certificate for transfer as provided in this Article II.

                  2.2. Loss, Theft, Destruction or Mutilation of Warrant Certificate. Upon receipt of evidence satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the Investment Incentive Warrant as provided for herein.

                  2.3. Transfer Restrictions. The Investment Incentive Warrant may not be assigned or transferred without the consent of the Company. Nothing herein shall be deemed to imply any restriction on the transfer of limited partnership interests of the Holder. By acceptance of this Warrant Certificate and the Investment Incentive Warrant it represents, the Holder acknowledges that it is acquiring the Investment Incentive Warrant for such Holder's own individual account, and not with a view to distribution or resale in violation of the registration requirements Securities Act and applicable state securities law. Upon exercise of the Investment Incentive Warrant, the Holder will make a similar written representation with respect to the shares to be received upon exercise unless, in an opinion of counsel which is satisfactory in form and substance to counsel for Company, such representation is not necessary or appropriate to assure compliance with the registration provisions of the Securities Act or any applicable state securities laws. Notwithstanding anything herein to the contrary, no transfer may be made of the shares acquired on the exercise hereof (except a sale of shares registered under the Securities Act) unless Company has received an opinion of counsel which is satisfactory in form and substance to counsel for Company that such transfer can be made in compliance with the Securities Act or such applicable state securities laws.

                                   ARTICLE III

                             ANTIDILUTION PROVISIONS

                  3.1 Certain Adjustments. If, after the Effective Date and prior to the date the Investment Incentive Warrant is exercised Company (i) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, in either case to holders of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues, by reclassification or reorganization, other securities of Company or property to all holders of Common Stock, an adjustment shall be made in the number of shares issuable hereunder so that Holder shall be entitled to receive the kind and number of shares of Common Stock or other securities of Company which he would have owned or have been entitled to receive if the shares had been issued to him immediately prior to any such event or any record date with respect thereto, whichever first occurs, and his shares had participated in such event. The principle set forth in this paragraph shall apply successively to each event described in this paragraph. Company will advise the Holder on request about any adjustments that have been made and the number of shares or other securities that are issuable upon exercise, as well as any adjustments that have been made in the Exercise Price.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1. Notices. All notices, requests, demands and other communications required or permitted to Company hereunder shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or three days after being deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed to (i) if to Company, at its then principal executive office, marked to the attention of its President, and (ii) if to Holder, at his most recent residence address supplied in writing to Company by Holder.

                  4.2. Amendments. The provisions of the Investment Incentive Warrant represented hereby may be amended, modified or waived by written consent of Company and Holder.

                  4.3. No Rights as Shareholder. The Investment Incentive Warrant shall not entitle the Holder to any rights as a shareholder of Company either in law or in equity, unless and until the Holder exercises the right to purchase Common Stock as provided herein and subject to the provisions of
Section 1.1 hereof.

                  4.4. Decision Making. For so long as any shares of Company's 7 1/2% Series A Redeemable Convertible Preferred Stock remain outstanding, all decisions to be made by the Company with respect to the Investment Incentive Warrant shall be made by the Common Stock Directors (as defined in the Certificate of Designation for such preferred stock).

                  IN WITNESS WHEREOF, Company has caused this Warrant Certificate to be executed on _________ , 1999.

                  CANISCO RESOURCES, INC.

                  By:
                     --------------------------
                  Ralph A. Trallo, President

                               SUBSCRIPTION NOTICE
        (To be executed for exercise of the Investment Incentive Warrant)

To:  Canisco Resources, Inc.

                  The undersigned hereby irrevocably elects to exercise the right of purchase under the Investment Incentive Warrant represented by the attached Warrant Certificate, and to purchase thereunder, the number of shares of Common Stock such Investment Incentive Warrant may be exercised for, and tenders herewith payment of the Exercise Price in full in the form of cash, certified or bank cashier's check or wire transfer in the amount of $_____. *

                  * Complete this number based on the number of shares each Investment Incentive Warrant may be exercised for and the Exercise Price. Company will issue the number of shares corresponding to the Exercise Price paid up to the maximum number due upon exercise and promptly reimburse any overpayment. In the event of an underpayment Company will advise Holder and upon payment of the balance due issue the remaining shares. Holder will have no rights as a shareholder with respect to any of the shares issuable upon exercise until payment in full of the Exercise Price for such shares.

                  Company will notify Holder promptly of the occurrence of the Effective Date and the number of shares for which each Investment Incentive Warrant may be exercised, thereafter Company will advise the Holder on request about any adjustments that have been made and the number of shares or other securities that are issuable upon exercise, as well as any adjustments that have been made in the Exercise Price.

                  Note: An investment representation must be attached if required by Section 2.3 of the Warrant Certificate.

Dated: _________________

                  Note: The above signature should correspond exactly with the name on the face of the attached Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                    EXHIBIT C
                    FORM OF OPINION OF COUNSEL TO THE COMPANY


SCC Investment I, L.P.
1502 Augusta Drive, Suite 425
Houston. TX 77057

Ladies and Gentlemen:

         We have acted as counsel for Canisco Resources, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of a Securities Purchase Agreement (the "Agreement") dated as of April 16, 1999 by and among SCC Investment I, L.P., a Texas limited partnership (the "Investor"), Sterling City Capital LLC, a Texas limited liability company ("Sterling") and the Company. This opinion is delivered to you pursuant to Section 5.1(i) of the Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         In connection with the rendering of the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

         (a)      the Agreement and its Exhibits and Schedules;

         (b) the Certificate of Incorporation and the By-laws, each as amended, of the Company;

         (c) resolutions of the Board of Directors and Shareholders of the Company; and

         (d) such other documents, corporate records, certificates or other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

         In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile or photostatic copies and the authenticity of the originals of such latter documents. Also, we have assumed that the Agreement and all documents delivered pursuant thereto have been duly authorized by, and are legally valid, binding and enforceable on, each signatory thereto other than the Company.

         As to questions of fact material to the opinions hereinafter expressed, we have relied solely and without investigation upon certificates of public officials, certificates of officers of the Company and the factual representations of the Company contained in the Agreement (including the Exhibits and Schedules thereto) and the documents delivered pursuant thereto.

         Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full legal right and power required to execute and deliver the Agreement and to perform its obligations thereunder.

2. The execution, delivery and performance of the Agreement by the Company and each of the documents to be delivered by the Company thereunder has been duly authorized by the directors of the Company and, to the extent required by applicable law, by the shareholders and by all necessary corporate action.

3. The Agreement is a legally valid and binding obligation of the Company enforceable in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and by general principles of equity (whether considered in an action at law or in equity), and (ii) certain remedial, waiver and other provisions contained in the Agreement may be unenforceable, limited by applicable law or subject to the discretion of courts in enforcing such provisions.

4. The execution and delivery of the Agreement, the consummation of the transactions provided for therein, and the fulfillment of the terms thereof will not breach any of the terms and provisions of, or conflict with, the Certificate of Incorporation or By-Laws of the Company.

5. The issuance of the Purchased Securities is not subject to preemptive or other similar rights arising by law or, to our knowledge, otherwise.

6. The Preferred Stock has been duly authorized by the Company and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Agreement, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

7. The Preferred Stock when issued will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general principles of equity (whether considered in an action at law or in equity).

8. The Warrant is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general principles of equity (whether considered in an action at law or in equity).

9. The Company has authorized and reserved for issuance the Conversion Shares issuable upon conversion of the Preferred Stock and upon exercise of the Warrants and, assuming the Preferred Stock is converted and the Warrants are exercised in accordance with their respective terms, the Conversion Shares issued in respect thereto will be legally issued, fully paid and nonassessable.

10. To our knowledge, except as set forth in the Agreement or the Schedules thereto, the Company is not a party to, or threatened with, any suit, action, arbitration, administration or other proceeding, or governmental investigation, and, to our knowledge, there is no judgment decree, award or order outstanding against the Company, in each case which would have a material adverse effect on the Company's ability to execute the Agreement or to carry out its obligations thereunder.

         The opinions expressed herein are also subject to the following assumptions, qualifications, limitations and exceptions:

                  (a) wherever we have stated we assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigation, and without expressing any opinion or conclusion of any kind concerning such matter;

                  (b) whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or words of similar import, it is intended to indicate that no information has come to the attention of lawyers currently with our Firm who have worked on the transactions contemplated by the Agreement which would give them actual knowledge of the existence or absence of such fact, as appropriate; moreover, we have not undertaken any independent investigation to determine the existence or absence of such facts, and any limited inquiries made by us during the presentation of this opinion should not be regarded as such an investigation;

                  (c) with respect to Section 4.14 of the Agreement which relates to the benefits of the registration rights available with respect to the Conversion Shares, we disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions contained in such section.

                  (d) the opinions set forth herein are limited to the laws of Pennsylvania, the federal laws of the United States of America and the General Corporation Law of Delaware;

                  (e) this opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur; and

                  (f) this opinion is solely for your benefit in connection with the above-referenced transaction and it may not be relied upon by, nor may copies be delivered to, any other person, and it may not be used for any other purpose without our prior written consent.

                                Very truly yours,




                                WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP

                                    EXHIBIT D
             FORM OF OPINION OF COUNSEL TO THE INVESTOR AND STERLING

Canisco Resources, Inc.
300 Delaware Avenue
Suite 714
Wilmington, DE  19801

Ladies and Gentlemen:

         We have acted as counsel to SCC Investment I, L.P., a Texas limited partnership (the "Investor"), SCC Investment II, L.L.C., a Texas limited liability company ("General Partner") and Sterling City Capital LLC, a Texas limited liability company ("Sterling" and, together with the Investor and General Partner, the "Investor Entities") in connection with a Securities Purchase Agreement dated as of April 16, 1999, (the "Agreement") by and among the Investor, Sterling and Canisco Resources, Inc., a Delaware corporation (the "Company"). This opinion is furnished to you pursuant to Section 5.2(e) of the Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         In connection with the rendering of the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

         (a)      the Agreement and its Exhibits and Schedules;

         (b) the governing documents, each as amended, of each of the Investor Entities;

         (c) resolutions of the board or equivalent entity of each of the Investor Entities; and

         (d) such other documents, corporate records, certificates or other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

         In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile or photostatic copies and the authenticity of the originals of such latter documents. Also, we have assumed that the Agreement and all documents delivered pursuant thereto have been duly authorized by, and are legally valid, binding and enforceable on, each signatory thereto other than the Investor and Sterling.

         As to questions of fact material to the opinions hereinafter expressed, we have relied solely and without investigation upon certificates of public officials, certificates of officers of the Investor Entities and the factual representations of the Investor and Sterling contained in the Agreement (including the Exhibits and Schedules thereto) and the documents delivered pursuant thereto.

         Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:


1. Each of the Investor Entities is duly formed, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to own its properties and to carry on the business in which it is now engaged.

2. The execution, delivery and performance of the Agreement and each of the documents to be delivered by each of the Investor Entities thereunder has been duly authorized by all requisite partnership corporate action on the part of the Investor and Sterling, as applicable, and has been duly executed and delivered.

3. To our knowledge, the Agreement is a legally valid and binding obligation of the Investor and Sterling enforceable in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and by general principles of equity (whether considered in an action at law or in equity), and (ii) certain remedial, waiver and other provisions contained in the Agreement may be unenforceable, limited by applicable law or subject to the discretion of courts in enforcing such provisions.

4. The execution and delivery of the Agreement, the consummation of the transactions provided for therein, and the fulfillment of the terms thereof, will not breach any of the terms and provisions of, or conflict with, the governing documents of the Investor Entities.

5. To our knowledge, none of the Investor Entities is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

6. To our knowledge, none of the Investor Entities is a party to, or threatened with, any suit, action, arbitration, administrative or other proceeding, or governmental investigation, and, to our knowledge, there is no judgment, decree, award or order outstanding against any of the Investor Entities, in each case which would have a material adverse effect on the Investor Entities' ability to execute the Agreement or to carry out their obligations thereunder.

         The opinions expressed herein are also subject to the following assumptions, qualifications, limitations and exceptions:

                  (a) wherever we have stated we assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigation, and without expressing any opinion or conclusion of any kind concerning such matter;

                  (b) whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or words of similar import, it is intended to indicate that no information has come to the attention of lawyers currently with our Firm who have worked on the transactions contemplated by the Agreement which would give us actual knowledge of the existence or absence of such fact, as appropriate, moreover, we have not undertaken any independent investigation to determine the existence or absence of such facts, and any limited inquiries made by us during the presentation of this opinion should not be regarded as such an investigation;

                  (c) the opinions set forth herein are limited to the laws of Texas, the federal laws of the United States of America and the General Corporation Law of Delaware;

                  (d) this opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur; and

                  (e) this opinion is solely for your benefit in connection with the above-referenced transaction and it may not be relied upon by, nor may copies be delivered to, any other person, and it may not be used for any other purpose without our prior written consent.

                                         Very truly yours,




                                         BRACEWELL & PATTERSON, L.L.P.

                                    EXHIBIT E
                     FORM OF NOTICE FOR SUBSEQUENT CLOSINGS

SCC Investment I, L.P.
1502 Augusta Drive, Suite 425
Houston. TX 77057
Attention: Mr. C. Byron Snyder
Fax: (713) 243 -7333

         This notice is given pursuant to the Securities Purchase Agreement (the "Agreement") dated as of April 16 , 1999 by and among SCC Investment I, L.P., a Texas limited partnership (the "Investor"), Sterling City Capital L.L.C., a Texas limited liability company ("Sterling") and Canisco Resources, Inc., a Delaware corporation (the "Company"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement. Pursuant to Section 5.3 of the Agreement the Company hereby elects to exercise its right to require the Investor to purchase _________* shares of 7 1/2% Series A Redeemable Convertible Preferred Stock for an aggregate purchase price of $_____.

         Date of the Subsequent Closing: ________________**

         The aggregate purchase price should be transferred on or prior to such Subsequent Closing Date in funds that will be immediately available as of such Subsequent Closing Date to the following account:

         Bank:
         Account number:
         Account name:
         ABA No:
         Reference:


                            CANISCO RESOURCES, INC.


                            By:
                               ---------------------
                            Name:
                            Title:

         * This number may not be less than the lesser of 5,000 shares of Preferred Stock or the remaining number of shares the Investor is obligated to purchase under the Agreement.

         ** This date must be at least fourteen (14) days after the date the Investor shall have received the notice.